                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         The Pepsi Bottling Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(PBG LOGO)

                         THE PEPSI BOTTLING GROUP, INC.
                                 One Pepsi Way
                             Somers, New York 10589

                                                                  March 29, 2004

Dear Fellow Shareholders:

     On behalf of your Board of Directors, we are pleased to invite you to attend the 2004 Annual Meeting of Shareholders of The Pepsi Bottling Group, Inc. (the "Company"). This meeting will be held on Wednesday, May 26, 2004, at 10:00 a.m. Eastern Daylight Time, at the Company's headquarters located at One Pepsi Way in Somers, New York.

     At this meeting, you will be asked to elect the Company's Directors, approve the PBG 2004 Long-Term Incentive Plan and ratify the selection by the Audit and Affiliated Transactions Committee of independent auditors to audit the Company's financial statements for 2004. The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

     If you plan to attend the meeting, please check the "Annual Meeting" box on your proxy card so that we may send you an admission card.

                                               Sincerely,

                                               /s/ John T. Cahill
                                               John T. Cahill
                                               Chairman of the Board and
                                               Chief Executive Officer

(PBG LOGO)

                         THE PEPSI BOTTLING GROUP, INC.
                                 One Pepsi Way
                             Somers, New York 10589
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

     The Pepsi Bottling Group, Inc. ("PBG" or the "Company") will hold its Annual Shareholders' Meeting at its headquarters at One Pepsi Way, Somers, New York, on Wednesday, May 26, 2004, at 10:00 A.M. Eastern Daylight Time to:

     -  Elect the Company's directors;

     -  Approve the PBG 2004 Long-Term Incentive Plan;

     - Ratify the appointment of KPMG LLP as the Company's independent auditors; and

     - Transact any other business that may properly come before the Annual Meeting.

     If you own shares of PBG Capital Stock as of the close of business on March 29, 2004 (the Record Date), you can vote those shares by proxy or at the Annual Meeting. If you plan to attend the Annual Meeting, you must request an admission card by checking the appropriate box on your proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. THE HOLDERS OF RECORD OF OUTSTANDING SHARES OF THE COMPANY'S CAPITAL STOCK ENTITLED TO CAST A MAJORITY OF ALL VOTES AT THE ANNUAL MEETING MUST BE PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IN ORDER TO HOLD THE MEETING. ANY SHAREHOLDER RETURNING A PROXY MAY REVOKE IT AT ANYTIME BEFORE THE PROXY IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY EITHER A NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. THE POWERS OF THE PROXY HOLDERS WILL BE SUSPENDED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST, ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PREVIOUSLY GRANTED PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Pamela C. McGuire
                                          Pamela C. McGuire
                                          Secretary

March 29, 2004

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
GENERAL INFORMATION ABOUT THE MEETING.......................      1
Quorum and Voting Requirements..............................      1
Admission to Annual Meeting.................................      1
PROXY ITEM NO. 1 -- ELECTION OF DIRECTORS...................      2
CORPORATE GOVERNANCE........................................      3
Director Independence.......................................      4
Corporate Governance Principles and Practices...............      4
Worldwide Code of Conduct...................................      4
Communications with the Board of Directors..................      4
Meetings of the Board of Directors..........................      4
Committees of the Board of Directors........................      4
Directors' Compensation.....................................      7
OWNERSHIP OF PBG COMMON STOCK...............................      8
Section 16 Beneficial Ownership Reporting Compliance........      8
Stock Ownership of Certain Beneficial Owners................      8
Ownership of Common Stock by Directors and Executive
  Officers..................................................      9
EXECUTIVE COMPENSATION......................................     10
Summary of Cash and Certain Other Compensation..............     10
Stock Option Grants.........................................     11
Stock Option Exercises and Holdings.........................     12
Equity Compensation Plan Information........................     12
Description of the PBG Stock Incentive Plan.................     13
Pension Plan Table..........................................     13
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....     14
Compensation Philosophy and Programs........................     14
Base Salaries...............................................     15
Annual Cash Incentives......................................     15
Long-Term Incentives........................................     15
Other Stock Programs........................................     15
2003 Compensation of the Chief Executive Officer............     15
Impact of Internal Revenue Code Section 162(m)..............     16
Summary.....................................................     16
REPORT OF THE AUDIT AND AFFILIATED TRANSACTIONS COMMITTEE...     16
INDEPENDENT AUDITORS........................................     18
PERFORMANCE GRAPH...........................................     19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     19
Stock Ownership and Director Relationships with PepsiCo.....     19
Agreements and Transactions with PepsiCo and Affiliates.....     20
Relationships and Transactions with Management and Others...     21
PROXY ITEM NO. 2 -- APPROVAL OF THE PBG 2004 LONG-TERM
  INCENTIVE PLAN............................................     21
2004 PLAN HIGHLIGHTS........................................     22
SUMMARY OF THE 2004 LTIP....................................     22
NEW PLAN BENEFITS...........................................     27
PROXY ITEM NO. 3 -- RATIFICATION OF INDEPENDENT AUDITORS....     28
OTHER MATTERS...............................................     28
YEAR 2005 SHAREHOLDERS' PROPOSALS...........................     28
GENERAL.....................................................     28
APPENDIX A AUDIT AND AFFILIATED TRANSACTIONS COMMITTEE
  CHARTER...................................................    A-1
APPENDIX B PBG 2004 LONG-TERM INCENTIVE PLAN................    B-1

THE PEPSI BOTTLING GROUP, INC.
Somers, New York 10589

                                                                  March 29, 2004

                                PROXY STATEMENT

                        FOR ANNUAL MEETING TO BE HELD ON
                                  MAY 26, 2004

     The Board of Directors of The Pepsi Bottling Group, Inc., a Delaware corporation ("PBG" or the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. Eastern Daylight Time, on Wednesday, May 26, 2004, at PBG's headquarters, One Pepsi Way, Somers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment of the Annual Meeting. We are sending this Proxy Statement in connection with the proxy solicitation.

     PBG will commence mailing this Proxy Statement to shareholders on or about April 5, 2004.

                     GENERAL INFORMATION ABOUT THE MEETING

     QUORUM AND VOTING REQUIREMENTS. The presence in person or by proxy of shareholders holding as of the Record Date (defined below) the outstanding shares of the Company's Capital Stock (defined below), which are entitled to cast a majority of all votes that could be cast at the Annual Meeting, will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees for directors. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. If a shareholder holds shares through a broker, bank or other nominee ("broker"), generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to "discretionary" or routine proposals under the rules of the New York Stock Exchange ("NYSE"). However, a broker can not vote shares with respect to non-discretionary proposals for which you have not given instruction. The proposal to approve the 2004 PBG Long-Term Incentive Plan is considered a "non-discretionary" proposal and therefore may not be voted upon by your broker unless you so instruct your broker.

     Only shareholders of record at the close of business on March 29, 2004 are entitled to vote at the Annual Meeting. Any shareholder returning a proxy may revoke it at anytime before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations. Under Delaware law, no appraisal rights will be available to dissenters in connection with matters to be acted upon at the Annual Meeting.

     PBG Capital Stock includes both Common Stock and Class B Common Stock. At March 29, 2004 (the "Record Date"), there were 258,011,630 shares of PBG Common Stock outstanding and 100,000 shares of Class B Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. The holders of Class B Common Stock are entitled to 250 votes per share. All outstanding shares of Class B Common Stock are held by PepsiCo, Inc. ("PepsiCo").

     ADMISSION TO ANNUAL MEETING. If you are a registered owner and plan to attend the Annual Meeting in person, please check the "Annual Meeting" box on the proxy so that we may send you an admission card. A beneficial owner who plans to attend the Annual Meeting may obtain an admission ticket in advance by sending a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company's transfer agent, The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Stock Transfer Administration Department. Admittance to the Annual Meeting will be based upon availability of seating.

     Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Board of Directors proposes the following ten nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

     LINDA G. ALVARADO, 51, was elected to PBG's Board in March 1999. She is the President and Chief Executive Officer of Alvarado Construction, Inc., a general contracting firm specializing in commercial, industrial, environmental and heavy engineering projects, a position she assumed in 1976. Ms. Alvarado is also a director of Pitney Bowes, Inc., Qwest Communications International, Inc., Lennox International and 3M Company.

     BARRY H. BERACHA, 62, was elected to PBG's Board in March 1999. Prior to his retirement in June 2003, Mr. Beracha most recently served as an Executive Vice President of Sara Lee Corporation and Chief Executive Officer of Sara Lee Bakery Group since August 2001. Previously, Mr. Beracha was the Chairman of the Board and Chief Executive Officer of The Earthgrains Company from 1993 to August 2001. Earthgrains was formerly part of Anheuser-Busch Companies, where Mr. Beracha served from 1967 to 1996. From 1979 to 1993, he held the position of Chairman of the Board of Anheuser-Busch Recycling Corporation. From 1976 to 1995, Mr. Beracha was also Chairman of the Board of Metal Container Corporation. Mr. Beracha is also a director of McCormick & Co., Inc. and a Trustee of St. Louis University.

     JOHN T. CAHILL, 46, was elected to PBG's Board in January 1999 and became Chairman of the Board in January 2003. He has been our Chief Executive Officer since September 2001. Previously, Mr. Cahill served as our President and Chief Operating Officer. Mr. Cahill served as our Executive Vice President and Chief Financial Officer prior to becoming our President and Chief Operating Officer in August 2000. He was Executive Vice President and Chief Financial Officer of the Pepsi-Cola Company from April 1998 to November 1998. Prior to that, Mr. Cahill was Senior Vice President and Treasurer of PepsiCo, having been appointed to that position in April 1997. In 1996, he became Senior Vice President and Chief Financial Officer of Pepsi-Cola North America. Mr. Cahill joined PepsiCo in 1989 and held several other senior financial positions through 1996.

     IRA D. HALL, 59, was elected to the Board at PBG's Board meeting in March 2003. Mr. Hall has been the Chief Executive Officer of Utendahl Capital Management, L.P. since 2002. From 1999 to 2001, he was Treasurer of Texaco Inc. and General Manager, Alliance Management for Texaco Inc. from 1998 to 1999. From 1985 to 1998, Mr. Hall held several positions with International Business Machines. Mr. Hall is also a director of Imagistics International, Inc., The Reynolds and Reynolds Company and TECO Energy, Inc.

     THOMAS H. KEAN, 68, was elected to PBG's Board in March 1999. Mr. Kean has been the President of Drew University since 1990 and was the Governor of the State of New Jersey from 1982 to 1990. Mr. Kean is also a director of Amerada Hess Corporation, Aramark Corporation, Franklin Resources, Inc. and UnitedHealth Group, Inc. Mr. Kean is also Chairman of The National Commission on Terrorist Attacks upon the United States.

     SUSAN D. KRONICK, 52, was elected to PBG's Board in March 1999. Ms. Kronick became Vice Chairman of Federated Department Stores in February 2003. Previously, she had been Group

President of Federated Department Stores since April 2001. From 1997 to 2001, Ms. Kronick was the Chairman and Chief Executive Officer of Burdines, a division of Federated Department Stores. From 1993 to 1997, Ms. Kronick served as President of Federated's Rich's/Lazarus/Goldsmith's division. She spent the previous 20 years at Bloomingdale's, where her last position was as Senior Executive Vice President and Director of Stores.

     BLYTHE J. MCGARVIE, 47, was elected to the Board at PBG's Board meeting in March 2002. Ms. McGarvie is President of Leadership for International Finance, a private consulting firm. From 1999 to December 2002, Ms. McGarvie was Executive Vice President and Chief Financial Officer of BIC Group. From 1994 to 1999, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co. Ms. McGarvie is a Certified Public Accountant and has also held senior financial positions at Sara Lee Corporation, Kraft General Foods, Inc. and Pizza Hut, Inc. Ms. McGarvie is also a director of Accenture Ltd. and Travelers Property Casualty Corp.

     MARGARET D. MOORE, 56, was elected to PBG's Board in January 2001. Ms. Moore is Senior Vice President, Human Resources of PepsiCo, a position she assumed at the end of 1999. From November 1998 to December 1999, she was Senior Vice President and Treasurer of PBG. Prior to joining PBG, Ms. Moore spent 25 years with PepsiCo in a number of senior financial and human resources positions.

     ROGELIO REBOLLEDO, 59, is a director nominee and was appointed President and Chief Executive Officer of PBG Mexico in January 2004. From 2000 to 2003, Mr. Rebolledo was President and Chief Executive Officer of Frito-Lay International ("FLI"), a subsidiary of PepsiCo, Inc., operating in Latin America, Asia Pacific, Australia, Europe, Middle East and Africa. From 1997 to 2000, Mr. Rebolledo was the President of the Latin America/Asia Pacific region for FLI. Mr. Rebolledo joined PepsiCo, Inc. in 1976 and held several senior positions including serving as President and Chief Executive Officer of the Latin America Region of PepsiCo Foods International ("PFI") and President of the Sabritas, Gamesa, Brazil and Spain PFI operations.

     CLAY G. SMALL, 54, was elected to PBG's Board in May 2002. Mr. Small is Vice President and Deputy General Counsel-PepsiCo. From 1997 to February 2004, Mr. Small was Senior Vice President and General Counsel of Frito-Lay, Inc., a subsidiary of PepsiCo. Mr. Small joined PepsiCo as an attorney in 1981. He served as Vice President and Division Counsel of the Pepsi-Cola Company from 1983 to 1987 and Senior Vice President and General Counsel of Pizza Hut, Inc. from 1987 to 1997.

     If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board. All of the Directors attended the 2003 Annual Meeting of Shareholders. Barring special circumstances, all Directors are expected to be present at the 2004 Annual Meeting of Shareholders.

     Craig E. Weatherup served on PBG's Board since 1999. Mr. Weatherup also served as the Chairman of the Board from 1999 to January 2003. Mr. Weatherup will not be standing for re-election as a Director of PBG at the Annual Meeting. The Board thanks Mr. Weatherup for his years of dedicated service.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

                              CORPORATE GOVERNANCE

     The Board of Directors of PBG is committed to transparency in financial reporting and a high level of corporate governance. Over the past year, the Board has reviewed PBG's governance policies and practices and has implemented the following changes based on the Sarbanes-Oxley Act of 2002 and new rules and regulations promulgated by the Securities and Exchange Commission ("SEC") and the NYSE.

     DIRECTOR INDEPENDENCE. The Board has adopted a Director Independence Policy to determine the independence of the members of the Board in accordance with the new NYSE corporate governance rules and applicable SEC rules. Each Director affirmatively determined by the Board to have met the standards set forth in the PBG Director Independence Policy is referred to herein as an "Independent Director". The PBG Director Independence Policy is posted on the PBG website at http://www.pbg.com under Corporate Governance. The Board has determined that the following Board members are Independent Directors: Linda G. Alvarado, Barry H. Beracha, Ira D. Hall, Thomas H. Kean, Susan D. Kronick and Blythe J. McGarvie.

     As of March 25, 2004, all members of the Audit and Affiliated Transactions Committee, Nominating and Corporate Governance Committee and Compensation and Management Development Committee are Independent Directors.

     CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES. PBG adopted a statement of Corporate Governance Principles and Practices in 1999 which was revised to comply with the new NYSE corporate governance rules and was adopted by the Board in March 2004. The revised statement of Corporate Governance Principles and Practices is posted on the PBG website at http://www.pbg.com under Corporate Governance.

     WORLDWIDE CODE OF CONDUCT. PBG adopted a Worldwide Code of Conduct in 2000 which was revised to comply with the new NYSE corporate governance rules and was adopted by the Board in March 2003. The Worldwide Code of Conduct applies to all Directors and employees of PBG, including the Chief Executive Officer, the Chief Financial Officer and the Controller. The Worldwide Code of Conduct is posted on the PBG website at http://www.pbg.com under Corporate Governance. PBG intends to post on its website any material amendments to its Worldwide Code of Conduct and the description of any waiver from a provision of the Code of Conduct granted by the Board of Directors to any Director or executive officer of PBG.

     COMMUNICATIONS WITH THE BOARD OF DIRECTORS. Shareholders and other interested parties who wish to communicate directly with any of the PBG Directors, or the non-management Directors as a group, may do so by writing to the Board of Directors, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589. All communications will be received, sorted and summarized by the General Counsel, as agent for the non-management Directors. Communications relating to PBG's accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit and Affiliated Transactions Committee. Other communications will be referred to the Presiding Director of the Board or to such other non-management Director as may be appropriate. Communications may be submitted anonymously or confidentially.

     MEETINGS OF THE BOARD OF DIRECTORS. PBG's Board of Directors held five regular meetings and one telephonic meeting during fiscal year 2003. Attendance by incumbent directors at all Board and Committee meetings was approximately 99%.

     In 2003, all Board meetings, other than the telephonic Board meeting in December 2003, included an executive session with only non-management Directors present. Additionally, beginning in 2004, an executive session will be held periodically with only Independent Directors present. Executive sessions are chaired by Thomas H. Kean, the Chair of the Nominating and Corporate Governance Committee, or by another Director as determined by the Board of Directors.

     COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has three standing Committees: Audit and Affiliated Transactions, Compensation and Management Development, and Nominating and Corporate Governance.

     The Audit and Affiliated Transactions Committee consists of Ira D. Hall, Susan D. Kronick, Blythe J. McGarvie and Barry H. Beracha, who serves as Chairperson, each of whom has been determined by the Board of Directors to be an Independent Director. The Audit and Affiliated Transactions Committee acts under a written charter that was recently revised and approved by the Board of Directors to comply with the new NYSE corporate governance rules and applicable SEC rules and regulations. The charter is attached as Appendix A to this Proxy Statement and is also posted on the

PBG website at http://www.pbg.com under Corporate Governance. The Board of Directors has determined that each member of the Audit and Affiliated Transactions Committee is financially literate and that Ms. McGarvie is qualified to serve as the Audit and Affiliated Transactions Committee's "financial expert" (as the term is defined by SEC regulations). A brief description of Ms. McGarvie's work experience is included on page 3. The Board of Directors has also determined that Mr. Hall's simultaneous service on the audit committee of three other public companies will not impair his ability to effectively serve on PBG's Audit and Affiliated Transactions Committee. Members of the Audit and Affiliated Transactions Committee do not receive any compensation from the Company other than Directors' compensation.

     The Audit and Affiliated Transactions Committee's primary responsibilities are to: (i) oversee the quality and integrity of the Company's financial statements; (ii) appoint (subject to shareholder ratification), compensate, evaluate (including evaluating independence) and, where appropriate, terminate the independent auditors; (iii) oversee the work of the independent auditors and ensure that they report directly to the Committee; (iv) pre-approve all audit, audit-related and non-audit services to be provided by the independent auditors and approve fees to be paid for such services; (v) review and monitor the performance of the internal audit department; (vi) review the adequacy of the Company's internal controls and disclosure controls; (vii) discuss the Company's risk assessment and risk management policies; (viii) review the Company's earnings releases and periodic reports filed with the SEC; (ix) provide an open avenue of communication among the independent auditors, senior management, the internal audit department and the Board; (x) monitor the Company's compliance with applicable laws and regulations and with the Worldwide Code of Conduct;
(xi) establish procedures for the Committee to receive, retain and respond to complaints regarding accounting, internal accounting controls and auditing matters, as well as for confidential, anonymous submission by employees of concerns related to questionable accounting or auditing matters; and (xii) report to shareholders in the proxy statement on those matters required by SEC rules. The Audit and Affiliated Transactions Committee also reviews transactions between the Company and PepsiCo, or any entity in which PepsiCo has a 20% or greater interest, that are outside the ordinary course of business and have a value of more than $10 million. The Audit and Affiliated Transactions Committee annually assesses its performance and effectiveness. The Audit and Affiliated Transactions Committee held four regular meetings and one telephonic meeting during 2003. At each regular meeting in 2003, the Audit and Affiliated Transactions Committee met with KPMG LLP, the Company's independent auditors, in executive session. In addition, the Audit and Affiliated Transactions Committee met twice with PBG's Director of Internal Audit and four times with PBG's Chief Financial Officer in 2003. The report of the Audit and Affiliated Transactions Committee is included on page 16.

     The Compensation and Management Development Committee consists of Linda G. Alvarado, Barry H. Beracha, Ira D. Hall, Thomas H. Kean, Blythe J. McGarvie and Susan D. Kronick, who serves as Chairperson, each of whom has been determined by the Board of Directors to be an Independent Director. As a result of the new NYSE corporate governance rules on independence, Ms. Moore and Mr. Small are no longer members of the Committee and the Committee is now composed entirely of Independent Directors. The Compensation and Management Development Committee acts under a written charter which was recently revised and approved by the Board of Directors to comply with the new NYSE corporate governance rules. The charter is posted on the PBG website at http://www.pbg.com under Corporate Governance. The Compensation and Management Development Committee's primary responsibilities are to: (i) ensure that the Company's executive compensation programs are appropriately competitive, support organization objectives and shareholder interests and provide linkage between compensation and both individual and company performance; (ii) approve and, where appropriate, recommend to the shareholders for approval annual and long-term executive compensation plans and any changes in such plans; (iii) in cooperation with the Nominating and Corporate Governance Committee advise the Board in its evaluation of the performance of the Chairman and CEO and approve the base salary of the Chairman and CEO; (iv) approve annual performance goals and objectives and maximum annual incentive awards for the Chairman and CEO and other Covered Executives (as defined below);

(v) certify year-end performance and determine annual incentive awards for the Chairman and CEO and Covered Executives; (vi) evaluate the performance of the other executive officers and approve their base salaries; (vii) approve the aggregate amount for annual incentive awards; (viii) review performance targets and goals for annual incentive awards to other executives and approve the aggregate award pool for such executives; (ix) approve long-term compensation awards; (x) establish Chairman and CEO and key executive succession planning and review management development plans for key executives; and (xi) report to shareholders in the proxy statement on those matters required by the SEC rules. The Compensation and Management Development Committee annually assesses its performance and effectiveness. The Compensation and Management Development Committee held four regular meetings and one telephonic meeting during fiscal 2003. The report of the Compensation and Management Development Committee is included on page 14.

     In addition, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and Rule 16b-3 of the Securities Exchange Act of 1934, the Board of Directors established a Compensation Subcommittee, consisting in 2003 of Linda G. Alvarado, Barry H. Beracha, Ira D. Hall, Thomas
H. Kean, Blythe J. McGarvie and Susan D. Kronick, all of whom are "outside" and "non-employee" directors. The Compensation Subcommittee's responsibilities included: (i) administering PBG's annual and long-term executive compensation plans with respect to the Company's executive officers, including the Chairman and CEO, and other executives deemed covered by Section 162(m) of the Code (the "Covered Executives"); (ii) approving performance goals, maximum awards and payout schedules for annual incentive awards for the Covered Executives; (iii) certifying performance and approving annual incentive awards for the Covered Executives; and (iv) approving awards of long-term incentives to the Covered Executives. The Compensation Subcommittee held two regular meetings during fiscal 2003. Since the Compensation Committee is now composed entirely of Independent Directors, who also qualify as "outside" and "non-employee" directors, the Compensation Subcommittee was dissolved in March 2004.

     The Nominating and Corporate Governance Committee consists of Linda G. Alvarado and Thomas H. Kean, who serves as Chairperson, each of whom has been determined by the Board of Directors to be an Independent Director. Mr. Weatherup, who served on the Nominating and Corporate Governance Committee during 2003, will not be standing for re-election as a Director of PBG at the Annual Meeting. The Nominating and Corporate Governance Committee acts under a written charter which was recently revised and approved by the Board of Directors to comply with new NYSE corporate governance rules. The charter is posted on the PBG website at http://www.pbg.com under Corporate Governance. The Nominating and Corporate Governance Committee's primary responsibilities are to:
(i) identify and recommend to the Board for election at the annual meeting of shareholders qualified candidates for Board membership; (ii) periodically review the appropriate skills and characteristics required of directors and develop criteria for selecting new directors; (iii) in cooperation with the Compensation and Management Development Committee, advise the Board in its periodic evaluation of the performance of the Chairman and CEO; (iv) periodically review and report to the Board regarding director compensation and benefits; (v) establish policies and procedures for receipt and consideration of director nominations by shareholders; (vi) review and recommend to the Board the appointment of Directors to Board Committees and the selection of the chairperson of each of the Committees; (vii) periodically review the Company's Corporate Governance Principles and Practices and recommend to the Board any modifications that the Committee deems appropriate; (viii) periodically review the Company's Director Independence Policy and recommend to the Board any modifications that the Committee deems appropriate; and (ix) report to shareholders in the proxy statement on those matters required by SEC rules. The Nominating and Corporate Governance Committee annually assesses the performance and effectiveness of the Board and its Committees. Based on the assessment, the Committee makes recommendations to the Board concerning composition, size, structure and activities of the Board and its Committees. The Nominating and Corporate Governance Committee held three regular meetings and one telephonic meeting during fiscal 2003.

     In carrying out the Nominating and Corporate Governance Committee's responsibility to identify and recommend to the Board qualified candidates for election as Director at the Annual Meeting of Shareholders, the Committee considers candidates suggested by its members, other Directors, senior management and shareholders, as necessary in anticipation of upcoming Director elections and other potential or expected Board vacancies. The Committee is also authorized, at the expense of the Company, to retain search firms to identify and assess, potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is seeking. In 2003, the Committee used a professional search firm to identify and evaluate potential director candidates. The Chairperson of the Committee interviewed Mr. Rogelio Rebolledo and the Committee then recommended Mr. Rebolledo to the Board for election as a Director.

     All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of PBG's size and scope. At a minimum, the Committee will consider (i) whether the recommended candidate is subject to a disqualifying factor as described in the PBG Director Independence Policy; (ii) the number of other boards and committees on which the individual serves; (iii) the extent of the individual's experience in business, trade, finance or management; (iv) the extent of the individual's knowledge of regional, national and international business affairs; (v) whether the individual possesses the overall judgment to advise and direct the Company in meeting its responsibilities to shareholders, customers, employees and the public; (vi) whether the individual provides the appropriate experience and expertise in light of the prevailing business conditions and the composition of the Board of Directors; and (vii) any other factors, including those set forth in the Corporate Governance Principles and Practices, relating to the ability and willingness of the individual to serve.

     Shareholders wishing to recommend a director candidate to the Chairperson of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 and must be received no later than December 2, 2004 to be included in the Proxy Statement for the 2005 Annual Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in section 3 of the Corporate Governance Principles and Practices will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual's name and address, and a description of the recommended individual's background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board of Directors and elected by the shareholders, he or she will serve as a Director of PBG.

     DIRECTORS' COMPENSATION. Management Directors do not receive additional compensation for serving on the Board of Directors. Non-management Directors receive a one-time grant of $25,000 in restricted shares of PBG Common Stock upon joining the Board of Directors. This grant may be converted to phantom stock and deferred until the Director leaves the Board. Non-management Directors are eligible to receive an annual grant of options to purchase PBG Common Stock in the face amount of $300,000 and receive an annual cash retainer of $50,000 which is made in quarterly cash payments. Options are granted at fair market value and may be exercised for up to ten years while a Director is serving on the Board (the full ten-year term also applies in the case of death or disability). Non-management Directors have a one-time opportunity to convert options into PBG Common Stock at a ratio of three options for each share. Converted shares may in turn be deferred as phantom stock for a minimum period of two years. In addition, Committee chairs receive an additional annual $10,000 which is also made in quarterly cash payments. Non-management Directors do not receive retirement, health or life insurance benefits. They are, however, eligible to participate in PBG's charitable gift match program whereby certain charitable donations of up to an aggregate of $10,000 (or if the Director serves on the board of the recipient charitable institution up to $20,000) are matched annually.

                         OWNERSHIP OF PBG COMMON STOCK

     SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, certain officers and persons who own more than ten percent of the outstanding Common Stock of the Company to file with the SEC reports of ownership and changes in ownership of the Capital Stock of the Company held by such persons. Officers, Directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during fiscal 2003 except, due to administrative error, as follows: (i) Craig E. Weatherup, a director of the Company, made a late filing on Form 4 in January 2003 with respect to an award made to Mr. Weatherup of 980 shares of restricted stock of the Company upon becoming a non-management Director, and (ii) Yiannis Petrides, President of PBG Europe, made a late filing on Form 5 in February 2004 with respect to 2,010 stock options awarded on June 1, 2000; 1,282 stock options awarded on April 2, 2001; 935 stock options awarded on April 1, 2002 and 1,592 stock options awarded on April 1, 2003. To the Company's knowledge, all transactions have now been reported.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. Based on Schedule 13G filings, shareholders holding more than 5% of PBG Capital Stock as of February 20, 2004 are:

NAME AND ADDRESS                                              NUMBER OF SHARES     PERCENT
OF BENEFICIAL OWNER                     TITLE OF CLASS       BENEFICIALLY OWNED    OF CLASS
-------------------                  --------------------    ------------------    --------
(1)  PepsiCo, Inc.(1)..............  Class B Common Stock           100,000           100%
     700 Anderson Hill Road          Common Stock               105,911,358          40.8%(4)
     Purchase, NY 10577
(2)  Barclays Global Investors, NA
     and Affiliates(2).............  Common Stock                27,651,337          10.6%(4)
     45 Fremont Street, 17th Floor
     San Francisco, CA 94105
(3)  State Street Bank and Trust
     Company(3)....................  Common Stock                13,597,998           5.2%(4)
     225 Franklin Street
     Boston, MA 02110

---------------

(1) PepsiCo reported its beneficial ownership on a Schedule 13G filed with the SEC on February 11, 2002. The filing indicates that PepsiCo has sole voting power and sole dispositive power for 106,011,358 shares (for combined Class B Common Stock and Common Stock).

(2) Barclays Global Investors, NA and Affiliates ("BGI") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 13, 2004. The filing indicates that BGI has sole voting power and sole dispositive power for 24,876,448 shares.

(3) State Street Bank and Trust Company ("SSB") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 6, 2004. The filing indicates that SSB has sole voting power for 5,630,865 shares, shared voting power for 7,524,768 shares, sole dispositive power for 13,590,058 shares and shared dispositive power for 7,940 shares.

(4) Percentages are calculated based upon the number of outstanding shares of PBG Common Stock as of February 20, 2004.

     OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows, as of February 20, 2004, the shares of PBG Common Stock beneficially owned by (i) each Director (including the nominee), (ii) each executive officer of the Company named in the Summary Compensation Table, and
(iii) all Directors and executive officers as a group. Except as otherwise noted, each of the following persons has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or her. PBG's 2003 internal stock ownership guidelines called for key senior executives to own PBG Common Stock (or deferral plan units) with a value ranging from 1 to 5 times their base salary (depending on position) within five years of the date of their election or appointment.

NAME OF INDIVIDUAL OR                      NUMBER OF SHARES        DEFERRAL               PERCENT
NUMBER OF PERSONS IN GROUP                BENEFICIALLY OWNED       PLANS(1)     TOTAL     OF CLASS
--------------------------                ------------------       --------   ---------   --------
Linda G. Alvarado.......................         71,538              6,998       78,536        (2)
Barry H. Beracha........................         90,186                  0       90,186        (2)
Ira D. Hall.............................         16,438              1,370       17,808        (2)
Thomas H. Kean..........................         73,538              6,998       80,536        (2)
Susan D. Kronick........................         74,769              2,174       76,943        (2)
Blythe J. McGarvie......................         31,122                980       32,102        (2)
Margaret D. Moore.......................        307,922(3)(4)       21,510      329,432        (2)
Rogelio Rebolledo(5)....................              0                  0            0        (2)
Clay G. Small...........................          8,341(4)               0        8,341        (2)
Craig E. Weatherup......................      3,628,528                  0    3,628,528     1.4%
John T. Cahill..........................      1,567,526(6)         212,294    1,779,820        (2)
Alfred H. Drewes........................        224,805(6)           9,636      234,441        (2)
Eric J. Foss............................        976,435(6)          26,128    1,002,563        (2)
Pamela C. McGuire.......................        814,531(6)               0      814,531        (2)
Yiannis Petrides........................        388,097(6)               0      388,097        (2)
Jaime Costa Lavin(7)....................              0                  0            0        (2)
All directors and all executive officers
  as a group (17 persons)...............      8,273,776(6)         288,088    8,561,864    3.3%

---------------

(1) Units denominated as PBG phantom stock under deferred compensation arrangements.

(2) Ownership percentage is less than 1% of the total amount of PBG Common Stock outstanding as of February 20, 2004.

(3) Includes 2,000 shares of PBG Common Stock held indirectly through children.

(4) Ms. Moore and Mr. Small each disclaims any beneficial ownership that she or he may have in PepsiCo's shares of PBG Capital Stock.

(5) Mr. Rebolledo is a Director nominee.

(6) Includes shares of PBG Common Stock that the Company's executive officers have the right to acquire within 60 days of February 20, 2004 through the exercise of stock options as follows: John T. Cahill, 339,748 shares; Alfred
    H. Drewes, 128,071 shares; Eric J. Foss, 172,287 shares; Pamela C. McGuire, 116,012 shares; Yiannis Petrides, 113,442 shares; and all directors and executive officers as a group, 869,560 shares.

(7) Mr. Lavin's employment with the Company terminated in December 2003.

                             EXECUTIVE COMPENSATION

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table provides information on compensation earned and stock options awarded for the years indicated by PBG to the Chief Executive Officer and five other most highly compensated executive officers as of the end of the Company's 2003 fiscal year in accordance with the rules of the SEC. These six individuals are referred to in this Proxy Statement as the "named executive officers".

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                          -------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                          --------------------------   --------
                                        ANNUAL COMPENSATION                               SECURITIES
                             ------------------------------------------   RESTRICTED        UNDER-
                                                           OTHER ANNUAL     STOCK           LYING        LTIP        ALL OTHER
                                                           COMPENSATION     AWARDS         OPTIONS     PAYOUTS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)       ($)           ($)             (#)         ($)            ($)
---------------------------  ----   ---------   --------   ------------   ----------      ----------   --------     ------------
John T. Cahill............   2003   $817,692    $515,630     $ 26,409(1)  $1,500,000(2)    526,596     $      0       $ 8,141(3)
  Chairman and Chief         2002    721,154     681,500       32,227              0       287,129            0         6,843
  Executive Officer          2001    636,712     870,000       12,566              0       739,300      442,200         6,821

Alfred H. Drewes..........   2003    372,231     140,630       14,475(4)   1,500,000(2)    127,660      241,050(5)      8,000(6)
  Senior Vice President      2002    355,923     217,550       13,060              0       113,109      218,962         6,338
  and Chief Financial        2001    175,000     268,090        7,522              0       135,758            0             0
  Officer

Eric J. Foss..............   2003    515,000     262,510       14,356(4)   1,500,000(2)    223,404            0         6,923(6)
  President, North           2002    458,462     366,560       34,902              0       145,743            0         6,338
  America                    2001    416,923     460,360      154,565              0       385,364            0         6,800

Pamela C. McGuire.........   2003    345,385     131,250       18,465(4)   1,500,000(2)    119,149            0         7,923(6)
  Senior Vice President,     2002    318,769     210,000       17,660              0       101,386            0         6,031
  General Counsel and        2001    310,154     271,130       11,074              0       150,362            0         6,380
  Secretary

Yiannis Petrides(7).......   2003    468,415     226,353      213,339(8)   1,500,000(2)    137,762            0             0
  President, Europe          2002    414,447     202,464      201,832              0        90,090            0             0
                             2001    343,284     249,433      120,185              0       219,630      187,110             0

Jaime Costa Lavin(9)......   2003    495,700     395,865            0        300,000(10)   194,043(10)        0       621,911(11)
  CEO, PBG Mexico

---------------
(1) This amount reflects (i) benefits from the use of corporate transportation and (ii) payment of the executive's tax liability with respect to certain Company provided perquisites.

(2) This amount reflects the dollar value of the maximum number of restricted shares of PBG Common Stock available to the executive under a Special Leadership Award authorized by the Compensation Subcommittee in January 2003 and granted to the executive on March 1, 2003 (the "Grant Date"). The actual number of shares retained by the executive will range from 0 to a maximum of 63,830 depending upon the financial performance of PBG for the 3-year period commencing on the Grant Date and the executive's continued active employment with PBG through December 31, 2007. If the performance condition is met, fifty percent of the award will vest on December 31, 2005 and the remaining fifty percent will vest on December 31, 2007. Dividends that are declared and paid by the Company on the shares of restricted stock shall be deferred until the shares have vested. Upon forfeiture of any such shares, the deferred dividends shall also be forfeited. The dollar value of the award was calculated by multiplying the average of the high and low trading price, rounded up to the nearest quarter, of PBG's Common Stock on the Grant Date, by the maximum number of shares awarded.

 (3) This amount reflects (i) a standard Company matching contribution in PBG Common Stock to the executive's 401(k) account and (ii) a premium amount of $141.00 for Mr. Cahill, imputed as income in connection with his waiver of rights to future compensation payments under the Company's executive income deferral plan and the arrangement entered into by the Company whereby such waived amounts were used for the purpose of purchasing insurance for his benefit and that of his designated beneficiary.

 (4) This amount reflects payment of the executive's tax liability with respect to certain Company provided perquisites.

 (5) This amount reflects the cash payout of a variable award granted in 2000 based, in part, upon PBG performance targets pre-established by the Compensation Subcommittee.

 (6) This amount reflects a standard Company matching contribution in PBG Common Stock to the executive's 401(k) account.

 (7) Mr. Petrides' compensation is paid in Euros. The dollar values listed are based on the average exchange rate in 2003 of .884 Euros to one U.S. dollar.

 (8) This amount reflects (i) payment of executive's tax liability with respect to certain Company provided perquisites and (ii) reimbursement of certain expatriate living expenses, including $154,245 in housing lease costs.

 (9) Mr. Lavin's employment with the Company terminated in December 2003. Mr. Lavin's compensation was paid in Pesos. The dollar values listed are based on the average exchange rate in 2003 of 10.082 Pesos to one U.S. dollar.

(10) This award was forfeited upon Mr. Lavin's termination of employment with the Company in December 2003.

(11) This amount reflects payment to Mr. Lavin in connection with his termination of employment, a portion of which was paid in exchange for an agreement not to participate in any competitive business for a certain period of time. In addition, a substantial portion of the aggregate amount was paid pursuant to legal requirements under Mexican law.

     STOCK OPTION GRANTS. The following table presents information with respect to stock option grants that were made during the fiscal year ended December 27, 2003 to each of the named executive officers. All options granted by the Company in 2003 were non-qualified stock options, and no stock appreciation rights were granted in 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                           -----------------------
                           NUMBER OF    % OF TOTAL                            POTENTIAL REALIZABLE VALUE
                           SECURITIES    OPTIONS                               AT ASSUMED ANNUAL RATES
                             UNDER-     GRANTED TO   EXERCISE                OF STOCK PRICE APPRECIATION
                             LYING      EMPLOYEES    OR BASE                       FOR OPTION TERM
                            OPTIONS     IN FISCAL     PRICE     EXPIRATION   ----------------------------
NAME                       GRANTED(#)    YEAR(1)      ($/SH)       DATE        5%($)(2)       10%($)(2)
----                       ----------   ----------   --------   ----------   ------------   -------------
John T. Cahill...........   526,596(3)     6.6 %      $23.50     3/29/13      $7,782,575     $19,722,573
Alfred H. Drewes.........   127,660(3)     1.6         23.50     3/29/13       1,886,690       4,781,243
Eric J. Foss.............   223,404(3)     2.8         23.50     3/29/13       3,301,693       8,367,138
Pamela C. McGuire........   119,149(3)     1.5         23.50     3/29/13       1,760,906       4,462,481
Yiannis Petrides.........   136,170(3)     1.7         23.50     3/29/13       2,012,460       5,099,968
                              1,592(4)      .01        18.25     3/31/13          18,272          46,305
Jaime Costa Lavin........   194,043(5)     2.4         23.50     3/29/13       2,867,766       7,267,482

---------------
(1) Approximately 8.0 million options to purchase PBG Common Stock were granted primarily to key employees in 2003. This amount also includes a broad-based grant to front-line employees in Spain, Greece, Turkey and Mexico.

(2) The 5% and 10% rates of appreciation are based on a ten-year option term and were specified by the SEC. These rates are not intended to forecast future appreciation, if any, of PBG Common Stock.

(3) Amounts reflect a standard annual stock option award exercisable as follows:
    25% on March 30, 2004; 25% on March 30, 2005 and 50% on March 30, 2006.

(4) Amount reflects an award of stock options granted pursuant to PBG's PepsiWin program. These stock options become exercisable in March 2006.

(5) Amount reflects stock options that were forfeited upon Mr. Lavin's termination of employment in December 2003.

     STOCK OPTION EXERCISES AND HOLDINGS. The following table presents information with respect to aggregate option exercises and option values as of December 27, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES(1)

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                  SHARES                       OPTIONS AT FY-END(#)        MONEY OPTIONS AT FY-END($)
                                ACQUIRED ON      VALUE      ---------------------------   -----------------------------
NAME                            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                            -----------   -----------   -----------   -------------   ------------   --------------
John T. Cahill................          0     $        0     1,216,360      1,344,925     $13,882,890      $1,225,786
Alfred H. Drewes..............          0              0        96,157        280,370         216,195         255,769
Eric J. Foss..................          0              0       731,388        572,711       7,892,212         543,655
Pamela C. McGuire.............          0              0       636,453        256,066       7,244,630         238,442
Yiannis Petrides..............    128,218      1,635,689       234,905        372,657       2,129,675         382,241
Jaime Costa Lavin(2)..........          0              0             0              0               0               0

---------------
(1) The closing price for a share of PBG Common Stock on December 26, 2003, the last trading day prior to PBG's fiscal year end, was $23.81.

(2) Mr. Lavin's stock options were forfeited upon his termination of employment in December 2003.

     EQUITY COMPENSATION PLAN INFORMATION. The table below sets forth certain information as of December 27, 2003 for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

                                                                                                 NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR FUTURE
                             NUMBER OF SECURITIES TO BE                                          ISSUANCE UNDER EQUITY
                               ISSUED UPON EXERCISE OF        WEIGHTED-AVERAGE EXERCISE           COMPENSATION PLANS
                            OUTSTANDING OPTIONS, WARRANTS   PRICE OF OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
                                     AND RIGHTS                  WARRANTS AND RIGHTS                IN COLUMN (A))
       PLAN CATEGORY                     (A)                             (B)                              (C)
 Equity compensation plans
   approved by security
   holders(1)                        37,330,434                        $17.55                         15,083,225(2)
 Equity compensation plans
   not approved by
   security holders(3)                4,054,470                         13.69                          1,101,439
 Total                               41,384,904                         17.17                         16,184,664

(1) The securities reflected in this category are authorized for issuance under the following PBG plans: (i) 1999 Long-Term Incentive Plan; (ii) 2000 Long-Term Incentive Plan; (iii) 2002 Long-Term Incentive Plan and (iv) Directors' Stock Plan. If the 2004 LTIP is approved by shareholders, no further awards will be made under the 1999 Long-Term Incentive Plan, the 2000 Long-Term Incentive Plan, or the 2002 Long-Term Incentive Plan.

(2) Excludes 222,468 shares of PBG Common Stock available for future issuance as of December 27, 2003 in connection with the PBG phantom stock account under the terms of our Executive Income Deferral Plan (the "Plan"). The Plan permits the deferral of certain compensation into the PBG phantom stock account and such deferrals may be paid out, at the discretion of our Compensation and Management Development Committee (the "Committee") of our Board of Directors, in cash or shares of our Common Stock. As of the date hereof, the Committee has not issued shares of our Common Stock to pay out deferrals from the Plan's PBG phantom stock account. The number of shares reflected above in this footnote was calculated by reference to the average of the high and low trading price of PBG Common Stock on the NYSE on December 26, 2003 (the last trading day before the end of our fiscal year).

(3) The securities reflected in this category are authorized for issuance under the PBG Stock Incentive Plan (the "SIP"). If the 2004 PBG LTIP is approved by shareholders, no further awards will be made under the SIP.

     DESCRIPTION OF THE PBG STOCK INCENTIVE PLAN. If the 2004 PBG LTIP is approved by shareholders, no further awards will be made under the SIP. The SIP is a non-shareholder approved, broad-based plan that was adopted by the Board of Directors on March 30, 1999. The maximum number of shares that can be awarded under the SIP is 7.4 million. Shares underlying canceled or expired options become available for future grants. Under the SIP, awards may be made in the form of stock options, restricted stock and other share awards. No grants, other than stock option awards, have been made under the SIP. Stock options have been granted annually to select groups of non-management employees with an exercise price equal to the fair market value of PBG Common Stock on the grant date. Stock options awarded under the SIP generally become exercisable three years from the date of grant and have a ten-year term. As noted in the table on the previous page, at year-end 2003, options covering 4,054,470 shares were outstanding under the SIP and 1,101,439 shares would be available for future issuance in the event the 2004 LTIP is not approved by shareholders. The SIP is filed as Exhibit 10.11 to our Annual Report on Form 10-K for the year ended December 25, 1999 and qualifies this summary in its entirety.

     PENSION PLAN TABLE. The Company has adopted the PBG Salaried Employees Retirement Plan, the PBG Pension Equalization Plan, the PBG Mexico Retirement Plan and The PepsiCo International Retirement Plan. The annual benefits payable under these pension plans to employees with five or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years) in the case of the PBG Salaried Employees Retirement and Pension Equalization Plans. The PepsiCo International Retirement Plan is offset by any other pension benefit PBG has contributed on the employee's behalf, including by PBG contributions to local social security plans. Under PBG's plans, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2004, for the following pay classifications and years of service are expected to be:

                                    YEARS OF SERVICE
               ----------------------------------------------------------
REMUNERATION      15         20          25           30           35
------------   --------   --------   ----------   ----------   ----------
 $  250,000    $ 84,598   $ 96,130   $  107,663   $  119,195   $  130,728
    500,000     172,098    196,130      220,163      244,195      268,228
    750,000     259,598    296,130      332,663      369,195      405,728
  1,000,000     347,098    396,130      445,163      494,195      543,228
  1,250,000     434,598    496,130      557,663      619,195      680,728
  1,500,000     522,098    596,130      670,163      744,195      818,228
  1,750,000     609,598    696,130      782,663      869,195      955,728
  2,000,000     697,098    796,130      895,163      994,195    1,093,228
  2,250,000     784,598    896,130    1,007,663    1,119,195    1,230,728
  2,500,000     872,098    996,130    1,120,163    1,244,195    1,368,228

     The pay covered by the pension plans noted on the previous page is based on the salary and bonus shown in the Summary Compensation Table on page 10 for each of the named executive officers. The years of credited service as of January 1, 2004 for the named executive officers are as follows: 15 years for Mr. Cahill; 22 years for Mr. Foss; 27 years for Ms. McGuire; 22 years for Mr. Drewes; 16 years for Mr. Petrides and 1 year for Mr. Lavin.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee (the "Committee") is responsible for providing thought leadership in the development of a compensation and benefits philosophy that drives the Company's performance and shareholder value.

     COMPENSATION PHILOSOPHY AND PROGRAMS. The Committee is focused on maximizing value for the Company's shareholders while ensuring that the Company's executive compensation programs attract, retain and motivate global executive talent whose performance is critical to the Company's success. PBG's executive compensation programs provide key employees with the opportunity to receive fixed and variable pay through annual and long-term incentives. These programs were developed based on the following principles:

     - Align the interests of shareholders, the Company, and executives by placing particular emphasis on long-term stock based programs that foster a strong relationship between shareholder return and executive compensation.

     - Attract and retain key talent by providing a total compensation package that is competitive within our industry, rewards executives for superior performance and builds employee wealth over the long-term.

     - Develop programs that are (i) appropriate within our financial structure; and (ii) simple and straightforward so that employees have a clear understanding of the business results required to earn variable pay.

     In addition, the Committee periodically examines annual and long-term compensation levels for executives against a peer group made up of comparably sized companies from the consumer goods, bottling, retail and service industries. Two of these companies are included in the Bottling Group Index described in the Performance Graph section on page 19. The Committee believes that targeting compensation at a level comparable to this group of companies appropriately reflects the labor market for the Company's executives.

     PBG's executives are eligible for three compensation components: (1) base salary, (2) annual cash incentives, and (3) long-term incentives.

     BASE SALARIES. The Company's executive salary structure is based on broad salary bands. Executive base pay is targeted at the third quartile of the peer group. Individual base salaries are determined based on a targeted pay level for each position within each salary band. Annual increases are based on individual performance, experience and responsibilities, and reflect the Company's philosophy of paying for performance against underlying job accountabilities.

     ANNUAL CASH INCENTIVES. Executive officers are eligible to receive annual cash incentives under the Executive Incentive Compensation Plan ("EICP"). The EICP's objectives are to support the attainment of PBG's business and performance goals by placing a substantial percent of an executive officer's pay at risk. Under the EICP and in order to ensure compliance under Section 162(m) of the Code, the Compensation Subcommittee (composed entirely of "outside directors") (the "Compensation Subcommittee") determined the annual and long-term incentives for our Covered Executives deemed covered by Section 162(m) of the Code for 2003. In 2003, the pre-established incentive goal for the Covered Executives was based 100% on earnings per share ("EPS") performance. No payment is made to the Covered Executives if a minimum EPS threshold is not met. Once the minimum EPS threshold is achieved, the Covered Executives are eligible to receive a related maximum award. The Compensation Subcommittee may then exercise discretion to decrease (but not increase) the amount payable to the Covered Executives. Pursuant to the terms of the EICP, the Compensation Subcommittee certified the Company's results against the EPS performance threshold, exercised its discretion and approved the annual incentive awards for the Covered Executives. In exercising its discretion with respect to the final awards, the Subcommittee also considered other pre-established quantitative and qualitative factors, some of which are described under the caption "2003 Compensation of the Chief Executive Officer" below.

     LONG-TERM INCENTIVES. The Company provides long-term incentives through its Long-Term Incentive Plans (collectively "LTIP"). These long-term incentives may include non-qualified stock options, performance units, incentive stock options, stock appreciation rights, and restricted share grants. The objective of the LTIP is to provide a long-term focus that links executive compensation to the creation of shareholder value and balances the short-term focus of the annual incentives and base pay. Non-qualified stock options are the primary long-term incentive vehicle of the Company. Individual grants are tied to an executive's salary band and current base salary and are targeted at the third quartile of the peer group.

     OTHER STOCK PROGRAMS. The Committee has established stock ownership guidelines for the Company's key senior executives. The 2003 guidelines vary from one to five times annual salary. Ownership levels are measured annually and affected executives must meet or exceed the guidelines within five years of becoming a key senior executive.

     2003 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In 2003, Mr. Cahill received a base salary increase bringing his annual base salary to $825,000. Like other Covered Executives, Mr. Cahill receives no annual incentive if the minimum EPS threshold is not met. Once the minimum EPS threshold is met, Mr. Cahill is eligible to receive a related maximum award. The Compensation Subcommittee then determines the actual amount of Mr. Cahill's annual incentive award, which may not exceed the maximum.

     Following a determination that the minimum EPS threshold was satisfied, the Compensation Subcommittee examined Mr. Cahill's performance in light of several quantitative and qualitative factors. The quantitative factors considered by the Compensation Subcommittee included performance against EPS and worldwide volume expectations. While the Company's actual performance fell short of expectations, the Compensation Subcommittee noted an increase in EPS as well as strong cash flow results and solid volume momentum in the U.S. business during the second half of 2003. The qualitative factors considered by the Compensation Subcommittee included the Company's strong execution of several new product introductions, the Company's performance relative to the balance of the Pepsi bottler system and a strengthened CEO succession plan. In view of these factors, the Compensation Subcommittee awarded Mr. Cahill a bonus of $515,630.

     In 2003, Mr. Cahill received an annual stock option award under PBG's LTIP reflective of his role and responsibilities. In addition, the Compensation Subcommittee awarded a Special Leadership Award to Mr. Cahill and his direct reports in order to strengthen retention of the senior management team and further provide a strong link to the Company's EPS performance and stock price. The Special Leadership Award of restricted stock is reflected in the Summary Compensation Table. As described in footnote 2 of the Summary Compensation Table, the actual number of shares retained by Mr. Cahill will range from 0 to a maximum of 63,830 depending upon the financial performance of PBG for the 3-year period commencing on the Grant Date and Mr. Cahill's continued active employment with the Company through December 31, 2007. If the performance condition is met, fifty percent of the award will vest on December 31, 2005 and the remaining fifty percent will vest on December 31, 2007.

     IMPACT OF INTERNAL REVENUE CODE SECTION 162(m). Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to the Covered Executives. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Committee believes the EICP and LTIP satisfy the requirements for exemption under Internal Revenue Code Section 162(m). Payments made under these plans are generally expected to qualify as performance-based compensation and to constitute the majority of aggregate incentive payments for the Covered Executives. For 2003, the annual salary paid to Mr. Cahill and the other Covered Executives was in each case less than one million dollars. The 2003 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible when paid. The stock option and restricted stock awards made to the Covered Executives under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million-dollar limit. Due to the Company's focus on performance-based compensation plans and continued deferral of compensation by certain executive officers, the Committee expects to continue to qualify most compensation paid to the group as tax deductible.

     SUMMARY. The Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee stock ownership. The Committee believes that the awards made in 2003 were competitive and appropriate, and serve shareholders' long-term interests.

Respectfully submitted,
The Compensation and Management Development Committee

Susan D. Kronick (Chairperson)       Thomas H. Kean
Linda G. Alvarado                    Blythe J. McGarvie
Barry H. Beracha                     Margaret D. Moore
Ira D. Hall                          Clay G. Small

           REPORT OF THE AUDIT AND AFFILIATED TRANSACTIONS COMMITTEE

     The Audit and Affiliated Transactions Committee (the "Committee") of the Company's Board of Directors is composed of four directors, Barry H. Beracha (Chairperson), Ira D. Hall, Susan D. Kronick and Blythe J. McGarvie, each of whom has been determined by the Board of Directors to be an Independent Director. The Committee operates under a written charter that was recently revised and approved by the Board of Directors and complies with the new NYSE corporate governance rules and applicable SEC rules and regulations. The charter is attached as appendix A to this Proxy Statement and is also posted on the PBG website at http://www.pbg.com under Corporate Governance. The Committee appoints, subject to shareholder ratification, the Company's independent auditors.

     Management is responsible for the Company's disclosure controls, internal controls over financial reporting and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with KPMG LLP, the independent auditing firm for the Company, with and without management present. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements and the Company's critical accounting policies with management and KPMG LLP. The Committee also discussed with management, the senior most internal auditor and KPMG LLP the adequacy of the Company's internal controls over financial reporting and disclosure controls. The Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee evaluated KPMG LLP's performance, including a review of KPMG LLP's internal quality-control procedures report.

     KPMG LLP also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), including a letter from KPMG LLP confirming its independence. The Committee discussed with KPMG LLP that firm's independence from management and the Company.

     The Committee adopted a policy requiring pre-approval by the Committee or its Chairperson of audit, audit-related, tax and other services performed by KPMG LLP for the Company. The Committee has determined that the provision of all non-audit, audit-related and tax services performed for the Company by KPMG LLP is compatible with maintaining that firm's independence. The Committee also approved a policy restricting the hiring of employees and former employees of the Company's independent auditors. Additionally, the Committee adopted procedures for it to receive, retain and respond to complaints regarding accounting, internal accounting controls and auditing matters, as well as for confidential, anonymous submission by employees of concerns related to questionable accounting or auditing matters.

     Based on reviews and discussions of the audited financial statements with management and KPMG LLP and discussions with KPMG LLP regarding matters required by Statement on Auditing Standards No. 61, a review of required written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and a discussion of KPMG LLP's independence, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2003 to be filed with the SEC.

Respectfully submitted,
The Audit and Affiliated Transactions Committee

         Barry H. Beracha (Chairperson)
         Ira D. Hall
         Susan D. Kronick
         Blythe J. McGarvie

                              INDEPENDENT AUDITORS

     In addition to retaining KPMG LLP to audit our consolidated financial statements for 2004, the Company and its affiliates retained KPMG LLP, as well as other accounting firms to provide various services in 2004, and expect to continue to do so in the future. The aggregate fees billed for professional services by KPMG LLP in 2003 and 2002 were as follows:

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of PBG's consolidated financial statements, the reviews of its interim financial statements included in PBG's Forms 10-Q and all statutory audits were approximately $3.6 million for the fiscal year ended December 27, 2003 and approximately $4.6 million for the fiscal year ended December 28, 2002.

     Audit-Related Fees. The aggregate fees billed by KPMG LLP for professional services rendered primarily related to due diligence work on acquisitions, accounting consultation for a proposed transaction, audits of employee benefit plans and other audit related services were approximately $500,000 for the fiscal year ended December 27, 2003 and approximately $1.1 million for the fiscal year ended December 28, 2002.

     Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered, including assistance with tax audits, advice on mergers and acquisitions, tax transition services and tax compliance in certain foreign jurisdictions were approximately $150,000 for the fiscal year ended December 27, 2003 and approximately $120,000 for the fiscal year ended December 28, 2002.

     All Other Fees. There were no fees billed by KPMG LLP for other services rendered during each of the fiscal years ended December 27, 2003 and December 28, 2002.

     Pre-Approval Policies and Procedures. In 2003, the Company adopted a policy that defines audit, audit-related, tax and other services to be provided to the Company by the Company's independent auditors ("Auditor Services") and requires such Auditor Services to be pre-approved by the Audit and Affiliated Transactions Committee. In accordance with the Company's policy and applicable SEC rules and regulations, the Audit Committee or its Chairperson pre-approves Auditor Services provided to the Company. Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairperson is authorized to approve such services, provided that they are consistent with the Company's policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. The independent auditors and management periodically report to the Audit Committee regarding the extent of Auditor Services provided by the independent auditors in accordance with this pre-approval, and the fees for the Auditor Services performed to date.

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Stock Index and to an index of peer companies selected by the Company (the "Bottling Group Index"). The Bottling Group Index consists of Coca-Cola Amatil Limited, Coca-Cola Bottling Co. Consolidated, Coca-Cola Enterprises Inc., Coca-Cola FEMSA S.A. de C.V. and PepsiAmericas, Inc. The graph assumes the return on $100 invested on March 31, 1999, the day the shares of PBG Common Stock began trading on the NYSE, to December 27, 2003, the last day of the Company's fiscal year. The returns of each member of the Bottling Group Index are weighted according to each member's stock market capitalization as of the beginning of the period measured and includes the subsequent reinvestment of dividends on a quarterly basis.

                              (Performance Graph)

                                     Q1         Q4         Q4         Q4         Q4         Q4
                                   3/31/99   12/25/99   12/30/00   12/29/01   12/28/02   12/27/03
                                   -------   --------   --------   --------   --------   --------
PBG*.............................    100        75        184        221        237        222
Bottling Group Index.............    100        69         75         77         80         95
Prior Bottling Group Index**.....    100        70         68         69         81        N/A
S & P 500 Index..................    100       113        103         93         72         91

---------------

 * The closing price for a share of PBG Common Stock was $23.81 on December 26, 2003 (the last trading day before PBG's fiscal year end).

** The Prior Bottling Group Index consisted of Coca-Cola Amatil Limited,
   Coca-Cola Bottling Co. Consolidated, Coca-Cola Enterprises Inc., Panamerican Beverages, Inc. and PepsiAmericas, Inc. In May 2003, Coca-Cola FEMSA, S.A. de C.V. acquired Panamerican Beverages, Inc. and replaced it in the Bottling Group Index.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     STOCK OWNERSHIP AND DIRECTOR RELATIONSHIPS WITH PEPSICO. PBG was initially incorporated in January 1999 as a wholly owned subsidiary of PepsiCo to effect the separation of most of PepsiCo's company-owned bottling businesses. PBG became a publicly traded company on March 31, 1999.

As of February 20, 2004, PepsiCo's ownership represented 40.8% of the outstanding Common Stock and 100% of the outstanding Class B Common Stock together representing 46.0% of the voting power of all classes of PBG's voting stock. PepsiCo also owns approximately 6.8% of the equity of Bottling Group, LLC, PBG's principal operating subsidiary. In addition, Margaret D. Moore, one of our directors, is an executive officer of PepsiCo.

     AGREEMENTS AND TRANSACTIONS WITH PEPSICO AND AFFILIATES. PBG and PepsiCo (and certain of its affiliates) have entered into transactions and agreements with one another, incident to their respective businesses, and PBG and PepsiCo are expected to enter into material transactions and agreements from time to time in the future. As used in this section, "PBG" includes the Company and its subsidiaries.

     Material agreements and transactions between PBG and PepsiCo (and certain of its affiliates) during 2003 are described below.

     Beverage Agreements and Purchases of Concentrates and Finished
Products. PBG purchases concentrates from PepsiCo and manufactures, packages, distributes and sells carbonated and non-carbonated beverages under license agreements with PepsiCo. These agreements give PBG the right to manufacture, sell and distribute beverage products of PepsiCo in both bottles and cans and fountain syrup in specified territories. The agreements also provide PepsiCo with the ability to set prices of such concentrates, as well as the terms of payment and other terms and conditions under which PBG purchases such concentrates. In addition, PBG bottles water under the Aquafina trademark pursuant to an agreement with PepsiCo, which provides for the payment of a royalty fee to PepsiCo. In certain instances, PBG purchases finished beverage products from PepsiCo.

     During 2003, total payments by PBG to PepsiCo for concentrates, royalties and finished beverage products were approximately $2.2 billion.

     PBG Manufacturing Services. PBG provides manufacturing services to PepsiCo in connection with the production of certain finished beverage products. In 2003, amounts paid or payable by PepsiCo to PBG for these services were approximately $5.9 million.

     Purchase of Distribution Rights. During 2003, PBG paid PepsiCo approximately $2.9 million for distribution rights relating to the SoBe brand in certain PBG-owned territories in the United States and Canada.

     Transactions with Joint Ventures in which PepsiCo holds an equity interest. PBG purchases tea concentrate and finished beverage products from the Pepsi/Lipton Tea Partnership, a joint venture of Pepsi-Cola North America, a division of PepsiCo, and Lipton (the "Partnership"). During 2003, total amounts paid or payable to PepsiCo for the benefit of the Partnership were approximately $142.7 million.

     PBG purchases finished beverage products from the North American Coffee Partnership, a joint venture of Pepsi-Cola North America and Starbucks. During 2003, amounts paid or payable to the North American Coffee Partnership by PBG were approximately $149.2 million.

     Under tax sharing arrangements we have with PepsiCo and PepsiCo joint ventures, we received approximately $6.6 million in tax related benefits in 2003.

     Purchase of Snack Food Products from Frito-Lay, Inc. PBG purchases snack food products from Frito-Lay, Inc., a subsidiary of PepsiCo, for sale and distribution through all of Russia except for Moscow. In 2003, amounts paid or payable by PBG to Frito-Lay, Inc. were approximately $50.8 million. Our agreement with Frito-Lay expires in 2004; however, we expect to renew the agreement and continue our relationship with Frito-Lay.

     Shared Services. PepsiCo provides various services to PBG pursuant to a shared services agreement and other arrangements, including information technology maintenance and the procurement of raw materials. During 2003, amounts paid or payable to PepsiCo for these services totaled approximately $71.5 million.

     Pursuant to the shared services agreement and other arrangements, PBG provides various services to PepsiCo, including employee benefit, credit and collection, international tax and accounting services. During 2003, payments to PBG from PepsiCo for these services totaled approximately $6.4 million.

     Rental Payments. Amounts paid or payable by PepsiCo to PBG for rental of office space at certain PBG facilities were approximately $3.3 million in 2003.

     National Fountain Services. PBG provides certain manufacturing, delivery and equipment maintenance services to PepsiCo's national fountain customers. In 2003, net amounts paid or payable by PepsiCo to PBG for these services were approximately $199.5 million.

     Bottler Incentives. PepsiCo provides PBG with various forms of marketing support. The level of this support is negotiated annually and can be increased or decreased at the discretion of PepsiCo. These bottler incentives are intended to cover a variety of programs and initiatives, including direct marketplace support (including point-of-sale materials), capital equipment funding and advertising support. For 2003, total bottler incentives paid or payable to PBG or on behalf of PBG by PepsiCo approximated $646.2 million.

     PBG provides certain administrative support services to PepsiAmericas, Inc. and Pepsi Bottling Ventures LLC. In 2003, amounts paid or payable by PepsiAmericas, Inc. and Pepsi Bottling Ventures LLC to PBG for these services were approximately $255,000.

     Bottling Group, LLC Distribution. PepsiCo has approximately a 6.8% ownership interest in Bottling Group, LLC, our principal operating subsidiary. In accordance with Bottling Group, LLC's Limited Liability Company Agreement, PepsiCo received a $6.8 million distribution from Bottling Group, LLC in 2003.

     RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS. Linda G. Alvarado, a member of PBG's Board of Directors, together with certain members of her family, own interests in Taco Bell and Pizza Hut restaurant companies that purchase beverage products from PBG. In 2003, the total amount of these purchases was approximately $317,740.

               APPROVAL OF THE PBG 2004 LONG-TERM INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

     PBG provides long-term incentives to key individuals who are responsible for the future growth and continued success of PBG. Long-term incentives provide an important link to shareholders by making employees owners in our business. To that end, the Board of Directors has adopted the 2004 Long-Term Incentive Plan (the "2004 LTIP" or the "Plan"), subject to shareholder approval. This new Plan will continue to allow PBG to attract and retain world class talent in a way that is supportive of good governance practices and shareholder interests.

     Approval of the 2004 LTIP will eliminate the use of all of PBG's existing equity-based employee compensation plans. These plans are the PBG 1999 Long-Term Incentive Plan, the PBG 2000 Long-Term Incentive Plan, the PBG 2002 Long-Term Incentive Plan and the PBG Stock Incentive Plan (the "Prior Plans").

     The ten million shares to be authorized under the 2004 LTIP will replace the 9.4 million shares remaining available for issuance under the Prior Plans. It is anticipated that the 2004 LTIP shares will be sufficient only for awards through 2005. Unlike the shares available under the Prior Plans, these 2004 LTIP shares will be subject to a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices. Some of these provisions are highlighted on the following page.

                             2004 PLAN HIGHLIGHTS:

- FIXED NUMBER OF SHARES. The Plan provides that the maximum aggregate number of shares available for awards is ten million.

- SHARES AVAILABLE FOR RESTRICTED SHARE AND OTHER SHARE AWARDS ARE LIMITED. The Plan limits the number of shares available for restricted share and restricted share unit awards and other share awards to 30% of the total number of shares available for issuance under the Plan.

- THREE YEAR MINIMUM TIME-BASED RESTRICTION. The Plan provides for a minimum three year time-based restriction for awards of restricted shares and restricted share units (unless such awards are performance-based and the performance criteria are satisfied), subject to certain limited exceptions set forth in the Plan.

- THREE YEAR MINIMUM FULL VESTING PERIOD. The Plan provides for a minimum three year period for full vesting of awards of stock options and stock appreciation rights subject to certain limited exceptions set forth in the Plan. In addition, the Plan provides that no portion of any such award may vest in less than one year from the grant date, subject to certain limited exceptions set forth in the Plan.

- ONE YEAR MINIMUM PERFORMANCE PERIOD. The Plan provides for a minimum one year performance period for any award that is performance-based, subject to certain limited exceptions set forth in the Plan.

- NO REPRICING OF STOCK OPTIONS. The Plan prohibits the repricing of stock options and stock appreciation rights without the prior approval of shareholders.

- NO DISCOUNT STOCK OPTIONS. The Plan prohibits the granting of stock options and stock appreciation rights with an exercise price less than the fair market value of PBG Common Stock on the date of grant.

- MAXIMUM OPTION EXERCISE PERIOD OF TEN YEARS. The Plan provides that no stock options shall have an exercise term in excess of ten years from the date of grant.

- INDEPENDENT COMMITTEE ADMINISTRATION. The Plan will be administered by the Compensation and Management Development Committee of the Board (the "Committee"), all of whose members satisfy the independence criteria of the new NYSE corporate governance rules, the "nonemployee director" requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the "outside director" requirements of Section 162 (m) of the Internal Revenue Code (the "Code").

- MATERIAL AMENDMENTS OF THE PLAN REQUIRE SHAREHOLDER APPROVAL. The Plan provides that any material amendment to the Plan must be approved by the Company's shareholders.

                            SUMMARY OF THE 2004 LTIP

     Introduction. The Board of Directors recommends that shareholders approve the 2004 LTIP, which was adopted by the Committee on March 25, 2004 subject to shareholder approval. If the 2004 LTIP is approved by shareholders, ten million shares of PBG Common Stock will be authorized and available for awards under the 2004 LTIP, and certain awards made under the 2004 LTIP will be eligible to qualify as "performance-based compensation" that is exempt from the one million dollar deduction limit imposed by Section 162(m) of the Code. In addition, the use of all Prior Plans will be eliminated and there will be a single equity-based employee compensation plan.

     A summary of the material provisions of the 2004 LTIP is set forth below and is qualified in its entirety by reference to the 2004 LTIP, which is attached as Appendix B to this Proxy Statement. If the 2004 LTIP is not so approved, it will be canceled.

     Purpose. The purpose of the 2004 LTIP is to: (i) provide long-term incentives to those persons with significant responsibility for the success and growth of PBG; (ii) attract, retain and motivate a diverse group of individuals on a competitive basis; and (iii) align participants' interests with those of PBG's other shareholders through compensation that is based on the performance of PBG Common Stock.

     Eligibility. Any officer, employee, or key consultant of PBG and its subsidiaries may be granted any of the awards under the 2004 LTIP. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee. As of February 20, 2004, PBG and its subsidiaries had approximately 66,000 worldwide employees.

     Awards. The 2004 LTIP provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights, restricted shares, restricted share units, share awards and performance awards each as defined in the 2004 LTIP.

     Stock Options. The Committee may grant options under the 2004 LTIP to purchase PBG Common Stock that may be either non-qualified stock options or incentive stock options. The purchase price of a share of PBG Common Stock under each type of option shall not be less than the fair market value of a share of PBG Common Stock on the date the option is granted (except for awards that replace prior awards as a result of a corporate transaction involving the Company, such as a merger). The options shall be exercisable in accordance with the terms established by the Committee, but no stock option award shall have a vesting period of less than one year from the date of grant, and no stock option award shall become fully exercisable before the third anniversary of the date of grant except in connection with (i) the recruitment of new employees, including employees transferring from an allied organization, (ii) special recognition awards, (iii) awards granted in connection with business turnaround plans, and
(iv) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction. In addition, no options shall be exercisable more than ten years from the date of grant. However, without regard to the vesting period assigned, the vesting and exercisability of options may be accelerated in connection with a change of control and certain transfers, as explained below, or in connection with a participant's death, disability, involuntary termination of employment or retirement. The full purchase price of each share of PBG Common Stock purchased upon the exercise of any option shall be paid at the time of the exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash or in PBG Common Stock (valued at fair market value as of the day of exercise), or in any combination thereof.

     Stock Appreciation Rights. The Committee may grant a stock appreciation right (a right to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds the exercise price established by the Committee at the time the stock appreciation right ("SAR") is granted). SARs may be granted alone or in tandem with stock option awards and shall be exercisable in accordance with the terms established by the Committee. No SAR award shall have a vesting period of less than one year from the date of grant, and no SAR award shall become fully exercisable before the third anniversary of the date of grant except in connection with (i) the recruitment of new employees, including employees transferring from an allied organization,
(ii) special recognition awards, (iii) awards granted in connection with business turnaround plans, and (iv) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction. In addition, no SARs shall be exercisable more than ten years from the date of grant. However, without regard to the vesting period assigned, the vesting and exercisability of SARs may be accelerated in connection with a change of control and certain transfers, as explained below, or in connection with a participant's death, disability, involuntary termination of employment or retirement. SARs shall be payable in PBG Common Stock, in cash, or in a combination thereof, as determined by the Committee.

     Performance Awards. The Committee may grant performance awards (a right to receive a designated dollar amount or number of shares of PBG Common Stock or cash contingent on achievement of performance goals or other objectives established by the Committee over a period of performance established by the Committee). Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce any award payment. Performance awards may be paid in cash, shares of PBG Common Stock or a combination thereof. In addition, all performance awards granted will have a minimum performance period of one year. However, without regard to the performance period assigned, payment related to the achievement of performance goals may be accelerated in connection with a change of control as explained below, and to the extent vesting of a performance award is conditioned on employment with the Company, vesting may also be accelerated in connection with certain transfers, as explained below, or in connection with a participant's death, disability, involuntary termination of employment or retirement.

     Restricted Shares, Restricted Share Units and Other Share Awards. The Committee may grant restricted share and restricted share unit awards, respectively, a grant of PBG Common Stock or the right to receive an amount equal to the value of shares of PBG Common Stock, that are subject to a risk of forfeiture and restrictions on disposition that lapse after a specified period and/or upon the achievement of one or more performance or other objectives, as determined by the Committee. Awards of restricted shares and restricted share units may be made either alone or in tandem with other awards under the Plan and may be awarded as additional compensation for services rendered or in lieu of cash or other compensation to which the participant is entitled. The Committee may also grant share awards (a grant of PBG Common Stock) which shall only be granted in lieu of cash or other compensation to which the eligible individual is entitled except under limited circumstances set forth in the Plan.

     Any restricted share or restricted share unit awards shall be subject to such conditions, restrictions and contingencies as the Committee determines, but all restricted share and restricted share unit awards that are not performance-based shall be subject to a time-based vesting restriction of at least three years from the date of grant, except in connection with (i) the recruitment of new employees, including employees transferring from an allied organization, (ii) special recognition awards, (iii) awards granted in connection with business turnaround plans and (iv) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction. However, without regard to the time-based vesting restriction assigned, the vesting of restricted share and restricted share unit awards may be accelerated in connection with a change of control and certain transfers, as explained below, or in connection with a participant's death, disability, involuntary termination of employment or retirement. If performance conditions apply, a minimum one-year performance period will apply.

     Performance-Based Compensation. A federal income tax deduction will generally be unavailable for annual compensation in excess of one million dollars paid to the Chief Executive Officer and the four other most highly compensated officers of a public corporation employed on the last day of the fiscal year ("Covered Executives"). However, amounts and awards that constitute "performance-based compensation" within the meaning of Section 162(m) of the Code are not counted toward the one million dollar limit. Grants of stock options and SARs are expected to qualify as performance-based compensation. In addition, the Committee may designate any award described in the preceding three paragraphs as intended to be performance-based compensation. Any awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards shall be based on any one or more of the following PBG performance measures, as selected by the Committee: stock price, market share, sales revenue, sales volume, cash flow, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, profit (before or after-tax), net income, operating income, EBITDA, and/or costs. These performance goals may be described in terms of objectives that are related to the individual participant or that are Company-wide or related to subsidiaries, divisions or departments and may be made relative to the performance of other corporations or a published index. Each goal may be based on or otherwise employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

     The full and/or partial payment of performance-based compensation to Covered Executives will be made only upon certification by the Committee of the attainment by PBG, over a performance period established by the Committee, of any one or more performance goals, which have been established by the Committee and which are based on objective criteria. Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce any award payment. In order to satisfy the requirements that apply to performance-based compensation, these goals must be approved by PBG's shareholders, and approval by shareholders of the 2004 LTIP will constitute approval of the foregoing goals.

     Administration. The 2004 LTIP is administered by the Committee. The Committee is composed entirely of Independent Directors who also qualify as "outside directors" for purposes of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"). The Committee will have the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and subject to certain limits, to cancel or suspend awards. The Committee will have the authority and discretion to interpret the 2004 LTIP, to establish, amend, and rescind any rules and regulations relating to the 2004 LTIP (including establishing subplans and modified award terms and procedures to the extent necessary or advisable to accommodate international laws), and to make all other determinations that may be necessary or advisable for the administration of the 2004 LTIP. Any interpretation of the 2004 LTIP by the Committee and any decision made by the Committee under the 2004 LTIP is final and binding on all persons. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it to the extent not prohibited by law or inconsistent with
Section 162(m) of the Code, Rule 16b-3 of the Act or applicable stock exchange rules.

     In the event of a corporate transaction involving PBG (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards as it deems necessary and appropriate to preserve the benefits or potential benefits of the awards and to prevent dilution. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2004 LTIP; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     Except as otherwise provided by the Committee, awards under the 2004 LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution.

     Limit on Shares. The maximum number of shares of stock that may be delivered to participants under the 2004 LTIP is ten million shares of PBG Common Stock (subject to adjustment for corporate transactions described above). The shares issued may consist of authorized but unissued shares, treasury shares or shares acquired in the open market.

     No participant may be granted awards which would result in his or her receiving, in the aggregate, during a single calendar year, more than two million shares. Solely for purposes of determining whether this maximum is met, an SAR, performance share or restricted share unit shall be treated as entitling the holder thereof to one share of PBG Common Stock and awards of performance units shall be treated as entitling the holder to a number of shares of Common Stock determined by dividing the dollar value of the award by the fair market value of a share of Common Stock on the date the performance units were awarded.

     No more than thirty percent of the number of shares available for issuance under the 2004 LTIP may be awarded in the form of full-value awards.

     If any award is forfeited or otherwise terminates without the issuance of shares, the shares associated with the award will be available for future grants. In addition, any shares that are tendered to the Company by a participant as payment of the exercise price of any stock options or that are used to satisfy income tax withholding obligations shall be available for future grants. Awards may be granted in connection with the assumption or substitution of outstanding grants from an acquired or merged company, and shares associated with such awards will not count toward the total share limit.

     Change in Control and Certain Transfers. Upon a change in control, as defined in the 2004 LTIP, all outstanding options and SARs will become fully exercisable. Under certain circumstances, if a participant's stock option or SAR becomes unexercisable during its term after a change in control, then the participant shall be entitled to receive a lump sum cash payment equal to the gain on such option or SAR, or in the case of a non-qualified stock option, the Black-Scholes value of such option if such value is greater than the gain.

     All restricted share and restricted share unit awards will become fully vested and certificates for shares will be distributed to participants or cash paid to participants (in the case of restricted share units payable in cash). All performance awards will also be fully vested. The holder of a performance award shall be entitled to a lump sum cash payment equal to the amount of the award payable at the end of the performance period as if 100% of the performance goals have been achieved. In addition, in connection with certain PBG-approved transfers to certain allied organizations, as described in the 2004 LTIP, as determined by the Committee at the time of grant, the transferred participant's outstanding options and SARs may become fully exercisable and restricted share and restricted share unit awards may become fully vested (to the extent they are not conditioned on the achievement of a performance goal). Employment by the allied organization may be treated as employment by PBG in determining the participant's right to, or right to exercise, an award upon achievement of a performance goal and in applying the 2004 LTIP's misconduct provisions.

     Effective Date, Term, Amendment and Termination. If approved by shareholders, the 2004 LTIP shall become effective as of the date of such shareholder approval and will remain in effect until May 26, 2014. The Committee may, at any time, amend or terminate the 2004 LTIP without shareholder approval, provided that no amendment or termination may, in the absence of consent to the change by the affected participant, adversely affect the rights of any participant or beneficiary under any award granted under the 2004 LTIP prior to the date such amendment or termination is adopted by the Board. However, amendments to the Plan shall be subject to the approval of shareholders to the extent required by applicable rules of the NYSE and Sections 162(m) and 422 of the Code.

     Other Provisions. The Committee may determine that an award, whether made in cash, shares or a combination thereof, may be deferred and may approve deferral elections made by participants.

     Federal Income Tax Considerations Relating to Stock Options. The following discussion is a summary of certain federal income tax issues with respect to stock options and does not purport to be a complete analysis of all of the potential tax aspects relating to the 2004 LTIP or the awards thereunder. The discussion is not intended as a substitute for careful tax planning by each participant, and does not consider state and local taxes that may be applicable to the awards. Therefore, PBG encourages participants to consult with their individual tax advisors regarding the taxation of their awards. The discussion is based on federal income tax laws, regulations and interpretations thereof presently in effect, all of which are subject to change, possibly with retroactive effect. Nothing in this discussion is or should be construed as legal or tax advice.

     Non-Qualified Options. The grant of a non-qualified option under the 2004 LTIP should not result in taxable income to the participant. Generally, the participant would realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value at the date of exercise of the shares of PBG Common Stock acquired over the exercise price for those shares and PBG would be entitled to a corresponding deduction. Gains or losses realized by the participant upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such PBG Common Stock equal to the fair market value of the shares at the time of exercise.

     Incentive Stock Options. The grant of an incentive stock option should not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of PBG or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code, with an extended exercise period also applying following the participant's death). The excess of the fair market value of the PBG Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the participant does not sell or otherwise dispose of the PBG Common Stock within two years from the date of the grant of the incentive stock option, nor within one year after the transfer of such PBG Common Stock to the participant, then, upon disposition of such PBG Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and PBG will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of PBG Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and PBG will be entitled to a corresponding deduction. In this case, if the amount realized upon the disposition of the shares exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized upon the disposition of the shares is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

     Withholding of Taxes. PBG may withhold amounts to satisfy withholding tax requirements from amounts due to participants. Subject to guidelines established by the Committee, participants may have PBG Common Stock withheld from awards or may tender PBG Common Stock to PBG to satisfy tax withholding requirements.

     One Million Dollar Limit. As previously noted, Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of one million dollars per year paid to each of PBG's Covered Executives. However, compensation that qualifies as "performance-based compensation" is not subject to the one million dollar limit. The 2004 LTIP has been structured to permit awards and payments that will satisfy the requirements applicable to "performance-based compensation".

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PBG 2004 LONG-TERM INCENTIVE PLAN.

                               NEW PLAN BENEFITS

     The future benefits or amounts that would be received under the 2004 LTIP by executive officers and non-executive officer employees are discretionary and are therefore not determinable at this time.

                      RATIFICATION OF INDEPENDENT AUDITORS
                             (ITEM 3 ON PROXY CARD)

     The Audit and Affiliated Transactions Committee has appointed KPMG LLP, subject to shareholder ratification, to serve as PBG's independent auditors for fiscal 2004. They have been PBG's independent auditors since 1999. Representatives of KPMG LLP will be available to answer questions at the Annual Meeting and are free to make statements during the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF KPMG LLP AS PBG'S INDEPENDENT AUDITORS FOR FISCAL 2004.

                                 OTHER MATTERS

     As of the mailing date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

     CONFIDENTIALITY. PBG's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PBG retains an independent organization to tabulate shareholder votes and certify voting results.

                       YEAR 2005 SHAREHOLDERS' PROPOSALS

     PBG welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered, including recommendations for Director, at the 2005 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, PBG must receive the proposal in writing on or before December 2, 2004. Please see CORPORATE GOVERNANCE -- Committees of the Board of Directors -- The Nominating and Corporate Governance Committee for a description of the procedures to be followed for shareholder recommendations for Director. Proposals should be sent to the Secretary of The Pepsi Bottling Group, Inc. at One Pepsi Way, Somers, New York, 10589. If a proposal is received by February 20, 2005, PBG may include it in the Proxy Statement and, if it does, may use its discretionary authority to vote on the proposal. For proposals that are not submitted by February 20, 2005, PBG may use its discretionary voting authority when the proposal is raised at the 2005 Annual Meeting, without inclusion of the proposal in its Proxy Statement.

                                    GENERAL

     PBG will pay the costs of preparing, assembling and mailing this Proxy Statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, PBG intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

     To be sure that we have the necessary quorum to hold the Annual Meeting, PBG has hired the firm of Morrow & Co., Inc. to help in soliciting proxies by mail, telephone and personal interview for fees estimated at approximately $8,500.

     Employees of PBG may also solicit proxies. They will not receive any additional compensation for such solicitation.

     The Annual Report to Shareholders for 2003, including our consolidated financial statements, was mailed with this Proxy Statement or was previously delivered to shareholders and is not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If you have not received the Annual Report by the time you receive your Proxy Statement, please write or call PBG's Director of Investor Relations, at The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 or (914) 767-7216.

     Please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at anytime before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

                                          By Order of the Board of Directors,

                                          /s/ Pamela C. McGuire
                                          Pamela C. McGuire
                                          Secretary

                                                                      APPENDIX A

                         THE PEPSI BOTTLING GROUP, INC.

          REVISED AUDIT AND AFFILIATED TRANSACTIONS COMMITTEE CHARTER

                         (ADOPTED ON JANUARY 23, 2004)

A.  STATEMENT OF PURPOSE

     The purpose of the Audit and Affiliated Transactions Committee (the "Committee") of the Board of Directors (the "Board") of The Pepsi Bottling Group, Inc. (the "Company") is to assist the Board in its oversight of the quality and integrity of the Company's financial statements, compliance with legal and regulatory requirements, qualifications and independence of the Company's independent auditors, the performance of the Company's independent auditors and internal audit function, and to prepare the audit committee report for inclusion in the Company's proxy statement. The purpose is also to review and approve certain significant transactions between the Company and PepsiCo, Inc. ("PepsiCo").

     While the Committee has the responsibilities and powers set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

B.  ORGANIZATION

1. The Committee will include not less than three directors, each of whom must be independent in accordance with the applicable listing standards of the New York Stock Exchange (the "NYSE") and any other applicable laws and regulations, as of the effective date of such standards, laws and regulations.

2. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment. In addition, at least one member of the Committee must have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

3. The members of the Committee, including the Chairperson, are appointed by the Board. The Board may, at any time and in its complete discretion, add or remove any member of the Committee and may fill any vacancy in the Committee.

4. The Committee will meet at least four times each year, or more frequently as circumstances require. The timing of the meetings will be determined by the Committee. The Committee will meet in separate executive sessions at least quarterly with the Chief Financial Officer and the independent auditors and at least twice annually with the senior-most internal auditor. Any action required or permitted to be taken at a meeting, may be taken without a meeting in accordance with the Company's By-laws and applicable law.

5. A majority of the total number of members constitutes a quorum of the Committee. A majority of the members of the Committee is empowered to act on behalf of the Committee, except as provided otherwise in this Charter. The Committee may delegate any of its responsibilities, as it deems appropriate, to a subcommittee composed of one or more members. Minutes will be kept of each meeting of the Committee.

C.  RESPONSIBILITIES

     The primary responsibilities of the Committee are as follows:

INDEPENDENT AUDITORS

1. Appoint, retain, compensate (at the Company's expense), oversee, evaluate and, where appropriate, terminate the Company's independent auditors. The review and evaluation of the Company's independent auditors will include obtaining and reviewing, at least annually, reports from the independent auditors describing their internal quality control procedures, independence and any other subjects required to be disclosed by the independent auditors to the Committee.

2. Oversee the work of the independent auditors, review the annual audit plan and approve fees to be paid to the independent auditors for audit, audit-related, tax and all other services. Ensure that the independent auditors report directly to the Committee.

3. Pre-approve all audit, audit-related and non-audit services to be provided by the independent auditors. A designated member of the Committee is authorized to grant pre-approval of specific services as required, provided that the full Committee is advised of such approval at the next regularly-scheduled Committee meeting.

4. Review the independent auditors' required reports, including the auditors' conclusions regarding the Company's critical accounting policies, the application of those policies, alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditors, material written communications between the Company's management and the independent auditors and any other matters required to be discussed with the independent auditors, including matters required to be reviewed under applicable listing standards of the NYSE and any other applicable laws and regulations.

5. Review with the independent auditors any audit problems or difficulties and management's response. Resolve any disagreements between management and the independent auditors regarding financial reporting.

6. Provide an open avenue of communication among the Company's independent auditors, senior management, the internal audit department and the Board.

INTERNAL AUDITORS

7.  Review the internal audit department's staffing and responsibilities.

8. Review with the senior-most internal auditor the internal audit plans, audit results and actions taken in response to such results. Review any internal audit difficulties and management's response.

FINANCIAL INFORMATION AND PERIODIC SEC REPORTS

9. Review with management and the independent auditors the Company's quarterly financial statements and annual audited financial statements, including any material financial reporting issues and significant judgments made in connection with the preparation of the financial statements.

10. Review the Company's reports on Form 10-Q and 10-K before they are filed with the Securities and Exchange Commission (the "SEC"), including the Company's critical accounting policies and any changes to those policies or their application, disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and management's certification of such statements. Review with management and the independent auditors correspondence with the SEC or the NYSE regarding material issues relating to the Company's financial statements.

11. Based on the Committee's review and discussion of the Company's annual financial statements with management and the independent auditors, recommend to the Board that the annual financial statements be included in the Company's Annual Report on Form 10-K.

12. Review and discuss the Company's earnings releases and financial information and earnings guidance provided to analysts and ratings agencies. The Chairperson may represent the Committee for the review of the earnings releases.

13. Review regulatory and accounting initiatives and their effect on the Company's financial statements.

INTERNAL AND DISCLOSURE CONTROLS

14. Review with management, the independent auditors and the senior-most internal auditor, the adequacy of the Company's internal controls and disclosure controls.

15. Review with management and the independent auditors any significant deficiencies in the design or operation of internal controls. Review with management and the independent auditors any fraud involving management or employees having a significant role in internal controls.

CORPORATE OVERSIGHT

16. Develop and recommend to the Board a corporate compliance program, including reviewing and revising the Worldwide Code of Conduct (the "Code") applicable to the directors, officers and employees of the Company. Monitor the Company's compliance with applicable laws and regulations and with the Code. Review conflicts of interest of directors and senior executives and consider waivers or other action related thereto.

17. Discuss policies with respect to the Company's risk assessment and risk management.

18. Establish and maintain hiring policies for employees or former employees of independent auditors.

19. Establish procedures for the Committee to receive, retain and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as for confidential, anonymous submission by employees of concerns related to questionable accounting or auditing matters.

20. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

21. Consider such other matters with respect to the Company's financial affairs, internal controls and the internal and external audits as the Committee may deem advisable.

AFFILIATED TRANSACTIONS

22. Review and approve any transaction between the Company and PepsiCo, or any entity in which PepsiCo has a 20% or greater ownership interest, where the transaction is other than in the ordinary course of business and has a value of more than $10 million.

MISCELLANEOUS

23. Report to shareholders in the Company's annual proxy statement on those Committee matters required by SEC rules.

24. Seek the assistance and counsel of independent advisors, including accountants and attorneys, at the Company's expense, as the Committee or Committee Chair determines is necessary to carry out its duties.

25. Annually assess the performance and effectiveness of the Committee. Periodically review this Charter, update it as appropriate, and submit it to the Board for approval when updated.

26. Regularly report Committee actions to the Board, with such recommendations as the Committee deems appropriate.

27. Undertake such other responsibilities or tasks as the Board may delegate or assign to the Committee from time to time.

                                                                      APPENDIX B

                       PBG 2004 LONG-TERM INCENTIVE PLAN

1.  PURPOSE.

     The purposes of the PBG 2004 Long-Term Incentive Plan (the "Plan") are: (a) to provide long-term incentives to those persons with significant responsibility for the success and growth of The Pepsi Bottling Group, Inc. ("PBG") and its subsidiaries, divisions and affiliated businesses (collectively the "Company");
(b) to assist the Company in attracting, retaining and motivating a diverse group of employees on a competitive basis; (c) to ensure a pay for performance linkage for such employees; and (d) to associate the interests of such employees with those of PBG shareholders.

     If this Plan is approved by PBG's shareholders, no further awards will be made under the PBG 1999 Long-Term Incentive Plan, the PBG 2000 Long-Term Incentive Plan, the PBG 2002 Long-Term Incentive Plan and the PBG Stock Incentive Plan (the "Prior Plans").

2.  ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of PBG (the "Committee"). The Committee shall be appointed by the Board of Directors of PBG (the "Board") and shall consist entirely of members of the Board who qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 as amended (the "Act") and as "independent" for purposes of any rules and regulations of a stock exchange on which PBG's Common Stock is traded. The foregoing notwithstanding, no act of the Committee shall be void or deemed to be without authority because a member fails to meet the qualification requirements of this Section.

(b) The Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein):

     - to select the individuals to be granted awards under the Plan;

     - to determine the type, size and terms of awards to be granted to each individual selected;

     - to determine the guidelines and procedures for the payment or exercise of awards;

     - to determine the time when awards will be granted and any conditions which must be satisfied by employees before an award is granted;

     - to establish objectives and conditions for earning awards that are otherwise applicable to awards;

     - to determine whether such objectives and conditions have been met and whether awards will be paid at the end of the award period or at the time the award is exercised (whichever applies);

     - to determine whether payment of an award will be deferred;

     - to determine whether payment of an award should be reduced or eliminated; and

     - to determine whether any such award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any award is intended to comply with the performance-based exception under Code Section 162(m) in the case of an award to a "Covered Executive," i.e., an employee who is a "named executive officer" (within the meaning of Item 402(a)(3) of Regulation S-K) or an individual who is expected to be a named executive officer and an employee at the time the Company is entitled to a tax deduction related to such award.

(c) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, PBG shareholders and any person receiving an award under the Plan.

(d) To the extent not prohibited by law and not inconsistent with the requirements of Code Section 162(m), Rule 16b-3 of the Act or applicable stock exchange rules, the Committee may delegate its authority hereunder (including to a member of the Committee or an officer of PBG) and may designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

3.  ELIGIBILITY.

     Subject to the provisions of the Plan, the Committee may, from time to time, designate any of the following individuals as eligible to receive an award available under the Plan: (i) officer, (ii) employee, or (iii) key consultant or advisor of the Company, other than a non-employee director, who provides bona fide services to the Company not in connection with the offer or sale of securities in a capital-raising transaction, in each case subject to limitations provided by the Code or the Act as determined by the Committee; and the Committee shall determine the nature and amount of each award.

     In addition, notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which eligible individuals (if any) performing services for the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms, conditions and types of any awards made to such eligible individuals, and (iii) establish subplans, modified stock option exercise procedures and other award terms and procedures to the extent such actions may be necessary or advisable.

4.  AWARDS.

(a) Types. Awards under the Plan include stock options (incentive stock options and nonqualified stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and share awards.

     (i) Stock Options. Stock options are rights to purchase shares of PBG Common Stock ("Common Stock") at a fixed price for a specified period of time. Stock options may consist of incentive stock options satisfying the requirements of Section 422 of the Code ("ISOs") and designated by the Committee as ISOs and non-qualified stock options that do not satisfy the aforementioned requirements. The purchase price per share of Common Stock covered by a stock option awarded pursuant to this Plan (the "Exercise Price" as defined for stock options), including any ISOs, shall be equal to or greater than the "Fair Market Value" of a share of Common Stock on the date the stock option is awarded unless the stock option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction involving the Company, in which case, an Exercise Price may be used that reasonably preserves the value of the previously granted award. "Fair Market Value" means an amount equal to the average of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, Inc.

          (the "Exchange") on the date in question (or, if no sales of Common Stock were made on such Exchange on such date, on the immediately preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth solely for purposes of determining the Exercise Price of stock options and stock appreciation rights ("SARs" which are more fully described below in paragraph (ii) hereof). The Exercise Price per share may be payable, in whole or in part, in cash or in shares of Common Stock held by the option holder, including previously acquired shares and shares issuable or deliverable in connection with an award (with any Common Stock valued at its Fair Market Value on the date of exercise), provided that no Common Stock may be used to pay the Exercise Price if and to the extent that additional accounting expense would result to the Company under then applicable accounting rules.

          Stock options may be granted alone or in tandem with other awards, including SARs. With respect to stock options granted in tandem with SARs, the exercise of either such stock options or SARs will result in the simultaneous cancellation of the same number of stock options or tandem SARs, as the case may be.

          Except for adjustments made pursuant to Section 7, the Exercise Price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered to the Company as consideration for the grant of a new stock option with a lower Exercise Price without the approval of PBG's shareholders.

          Except in the case of grants in connection with: (1) the recruitment of new employees, including employees transferring from an allied organization, (2) special recognition awards (3) awards granted in connection with business turnaround plans, and (4) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction, stock options shall vest over a period of three years from the grant date and no options shall have a vesting period of less than one year. However, without regard to the vesting period assigned, the vesting of stock options may be accelerated in connection with a change in control and certain transfers, or in connection with a participant's death, disability, retirement or involuntary termination of employment, in each case as determined by the Committee. The term of options shall be determined by the Committee in its sole discretion at the time of grant, but in no event shall the term exceed ten years from the date of grant.

          ISOs may only be granted to employees of PBG, its subsidiaries and divisions and may only be granted to an employee who, at the time the option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of PBG. The aggregate Fair Market Value (determined at the time of grant) of all shares with respect to which ISOs are exercisable by a participant for the first time during any year shall not exceed $100,000. Any option that is intended to be an ISO but which does not qualify as such shall remain outstanding and constitute a non-qualified stock option. In determining the shares available for issuance as ISOs under Section 5, adjustment under Section 5(a) shall not apply to the extent not permitted under Section 422 of the Code and regulations promulgated thereunder.

     (ii) Stock Appreciation Rights. SARs are rights to receive the amount by which the Fair Market Value of a share of Common Stock on the date the SAR is exercised exceeds the purchase price of the SAR (the "Exercise Price" as defined for SARs), which shall be equal to or greater than the Fair Market Value of a share of Common Stock on the grant date, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction involving the Company, in which case, an Exercise Price may be used that reasonably preserves the value of the previously granted award. Such difference may be paid in cash, shares of Common Stock or both, or by any other method as determined by the Committee in its sole discretion.

          Except in the case of grants in connection with: (1) the recruitment of new employees, including employees transferring from an allied organization, (2) special recognition awards, (3) awards granted in connection with business turnaround plans, and (4) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction, SARs shall vest over a period of three years from the grant date and no SARs shall have a vesting period of less than one year from the grant date. However, without regard to the vesting period assigned, the vesting of SARs may be accelerated in connection with a change in control and certain transfers, or in connection with a participant's death, disability, retirement or involuntary termination of employment, in each case as determined by the Committee. The term of an SAR shall be determined by the Committee in its sole discretion at the time of grant, but in no event shall the term exceed ten years from the date of grant.

          SARs may be granted alone or in tandem with stock options. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. The grant of SARs related to nonqualified stock options may be concurrent with the grant of the nonqualified stock options or in connection with such nonqualified stock options, previously granted under Section 4(a)(i), that are unexercised and have not terminated or lapsed. With respect to SARs granted in tandem with stock options, the exercise of either such stock options or such SARs will result in the simultaneous cancellation of the same number of tandem stock options or SARs, as the case may be.

     (iii) Restricted Shares/Restricted Share Units. Restricted shares are shares of Common Stock that may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed (the "Restriction Period"). Restricted share units are the right to receive an amount equal to the value of a specified number of shares of Common Stock. Awards of restricted shares or restricted share units may be made either alone or in addition to or in tandem with other awards granted under the Plan, and they may be awarded as additional compensation for services rendered by the eligible individual or in lieu of cash or other compensation to which the eligible individual is entitled from the Company.

          The Committee shall impose such terms, conditions and/or restrictions on any restricted share awards or restricted share units granted pursuant to the Plan as it may deem advisable including, without limitation: (1) a requirement that participants pay a stipulated price for each restricted share or each restricted share unit, (2) restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), (3) time-based restrictions on vesting, including the time during which the award is subject to a risk of forfeiture, and (4) restrictions under applicable Federal or state securities laws.

          Except in the case of performance-based awards and awards made in connection with: (1) the recruitment of new employees, including employees transferring from an allied organization, (2) special recognition awards, (3) awards granted in connection with business turnaround plans, and (4) the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of merger, consolidation, acquisition or other corporate transaction, all restricted share and restricted share unit awards shall be subject to a time-based vesting restriction of at least three years from the date of grant. However, without regard to the time-based vesting restriction assigned, the vesting of restricted share and restricted share unit awards may be accelerated in connection with a change in control and certain transfers or in connection with a participant's death, disability, retirement or involuntary termination of employment, in each case as determined by the Committee. To the extent the restricted shares or restricted share units granted to a Covered Executive are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of performance goals over a performance period, as described in Section 4(a)(iv).

          Restricted share units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Committee.

          During any Restriction Period, restricted shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the restricted shares, the Committee may (1) cause a legend or legends to be placed on any certificates relating to such restricted shares, and/or (2) issue "stop transfer" instructions, as it deems necessary or appropriate.

          Unless otherwise determined by the Committee, during any Restriction Period, participants who hold restricted shares shall have the right to receive dividends, in cash or property, as well as other distributions or rights in respect of such shares, shall have the right to vote such shares as the record owner thereof, and participants who hold restricted share units shall have the right to receive dividend equivalents. Unless otherwise determined by the Committee, any dividends, distributions or rights, or dividend equivalents payable to a participant during the Restriction Period shall be distributed to the participant only if and when the restrictions imposed on the applicable restricted shares or restricted share units lapse.

          Each certificate issued for restricted shares shall be registered in the name of the participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the participant is then entitled shall be delivered to the participant free and clear of the restrictions (or the participant's unrestricted ownership shall be otherwise reflected). No certificate shall be issued with respect to a restricted share unit unless and until such unit is paid in shares of Common Stock.

     (iv) Performance Awards. Performance awards are performance shares or performance units. Each performance share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. Each performance unit shall have an initial value that is established by the Committee at the time of grant. Performance awards may be granted either alone or in addition to other awards made under the Plan.

          Unless otherwise determined by the Committee, performance awards shall be conditioned on the achievement of performance goals (which shall be based on one or more performance measures, as determined by the Committee) over a performance period established by the Committee, provided that no performance period shall be less than one year.

          The performance measure(s) to be used for purposes of performance awards (and for restricted shares and restricted share units, as provided in Section 4(a)(iii)) may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to one or more subsidiaries, divisions, departments, regions, functions or business units of the Company to which the contributions of the participant are relevant, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, sales volume, cash flow, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, profit (before or after-taxes), net income, operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and/or costs. The performance goals based on these performance measures may be made relative to the performance of other corporations or a published index. The Committee can establish other performance measures for performance awards granted to participants who are not Covered Executives and, with respect to such participants, shall have the sole discretion to adjust the determination of the degree of attainment of the pre-established performance goals.

          Notwithstanding the achievement of any performance goal established under this Plan, the Committee has the discretion, on a participant by participant basis, to reduce some or all of a performance award that would otherwise be paid.

          At, or at any time after, the time an award is granted, and in the case of Covered Executives to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the award under the performance-based exception, the Committee may provide for the manner in which performance will be measured against the performance goals (or may adjust the performance goals) to reflect the impact of unusual or nonrecurring events affecting the Company, or its financial statements or changes in applicable laws, regulations or accounting principles.

          With respect to any award that is intended to satisfy the conditions for the performance-based exception under Code Section 162(m): (1) the Committee shall interpret the Plan and this Section 4 in light of Code
          Section 162(m) and the regulations thereunder; (2) the Committee shall have no discretion to amend the award in any way that would adversely affect the treatment of the award under Code Section 162(m) and the regulations thereunder; and (3) such award shall not be paid until the Committee shall first have certified that the performance goals have been achieved.

          If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without first obtaining shareholder approval.

     (v) Share Awards. Share awards are grants of shares of Common Stock. The Committee may grant a share award to any eligible individual on such terms and conditions as the Committee may determine in its sole discretion. Share awards may be made only in lieu of cash or other compensation to which the eligible individual is entitled from the Company except as to limited awards to non-executive employees or key consultants made in connection with special recognition programs.

(b) Maximum Awards. An eligible individual may be granted multiple awards under the Plan, but no one employee may be granted awards which would result in his or her receiving in the aggregate, during a single calendar year, more than 2 million shares of Common Stock. Solely for the purposes of determining whether this maximum is met, an SAR, restricted share unit, or performance share shall be treated as entitling the holder thereof to one share of Common Stock, and an award of performance units shall be treated as entitling the holder to the number of shares of Common Stock that is determined by dividing the dollar value of the award by the Fair Market Value of a share of Common Stock on the date the performance units were awarded.

(c) Employment by the Company. To the extent the vesting, exercise, or term of any stock option, SAR, restricted share, restricted share unit, performance share and/or performance unit award is conditioned on employment by the Company, an award recipient whose Company employment terminates through a Company-approved transfer to an allied organization: (i) shall vest in (and where applicable) be entitled to exercise immediately prior to the transfer any stock option, SAR, restricted share or restricted share unit, that is not conditioned on the achievement of a performance goal, (ii) shall have employment with the allied organization treated as employment by the Company in determining any applicable term of such award and period for exercise (as well as any right to, or right to exercise, the award upon achievement of a performance goal), and (iii) shall have the allied organization considered part of the Company for purposes of applying the misconduct provisions of Section 8. The Chief Personnel Officer shall specify the entities that are considered allied organizations as of any time. The Committee may decide, when granting an award, to exclude some or all of the award from the application of this subsection, or to provide the recipient of the grant with less protection in connection with a transfer than would otherwise apply under the foregoing provisions of this subsection.

(d) Company Buy-Out Right. At any time after any award becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such award and to cause PBG to pay to the participant the excess of the Fair Market Value of the shares of Common Stock covered by such award over its Exercise Price or purchase price on the date the Committee provides written notice (the "Buy-Out Notice") of its intention to exercise such right (the "Buy-Out"). Buy-Outs pursuant to this provision shall be effected by PBG as promptly as possible after the date of the Buy-Out Notice. Payments of Buy-Out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock on the date of the Buy-Out Notice. This Buy-Out provision shall not apply in the case of a "Change in Control" within the meaning of Section 9, in which case the provisions of Section 9 shall apply.

5.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 10 million, determined as provided in this Section and as may be adjusted pursuant to Section 7 hereof. Any of the authorized shares may be used for any of the types of awards described in the Plan, provided however, that in no event shall the number of restricted shares which become fully vested, shares delivered in settlement of restricted share units and performance awards, and shares granted as share awards ("full-value awards") exceed 30% of the maximum aggregate number of shares of Common Stock available for issuance under the Plan as may be adjusted pursuant to Section 7 hereof.

     (a) Shares Remaining. The following shall apply in determining the number of shares remaining available for grant under this Plan:

           (i) In connection with the granting of a stock option or other award (other than SARs payable only in cash or a performance unit denominated in dollars or property other than Common Stock), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the stock option or award is granted or denominated; provided, however, that where an SAR or performance unit is settled in shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be reduced only by the number of shares issued in such settlement.

           (ii) If any stock option is exercised by tendering or having the Company withhold shares of Common Stock to PBG as full or partial payment of the Exercise Price or to satisfy tax withholding obligations, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered or withheld.

           (iii) Whenever any outstanding stock option or other award under the Plan (or portion thereof) expires, is cancelled, is settled in cash or is terminated for any reason, the shares allocable to the expired, cancelled, settled or terminated portion of the stock option or award shall remain available for awards under this Plan.

           (iv) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will not count against the reserve of available shares under this Plan.

     (b) Shares to be Delivered. Shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares or shares acquired on the open market.

6. DEFERRED PAYMENTS.

     The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. The Committee may take such steps as reasonably necessary to permit the deferral of taxes in connection with any award deferral.

7. DILUTION AND OTHER ADJUSTMENTS.

     In the event of (a) any change in the outstanding shares of Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (b) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (c) any partial or complete liquidation, or (d) other similar corporate change, the Committee may, but shall not be required to make such equitable adjustments in the Plan and the awards thereunder as the Committee determines are necessary and appropriate to prevent dilution or enlargement of a participant's rights hereunder, including, if necessary, an adjustment in (i) the maximum number or kind of shares that may be issued under the Plan, (ii) the individual maximum in Section 4(b), (iii) the number and kind of shares and the Exercise Price or purchase price applicable to awards that may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity), and (iv) related terms of awards, including any performance conditions, and to make cash payments in lieu of such adjustments. No adjustment to performance conditions is authorized in connection with any awards to a Covered Executive intended to qualify as performance-based under Code Section 162(m) if and to the extent that such adjustment would cause the award to fail to so qualify. Such adjustment shall be conclusive and binding for all purposes of the Plan.

8. MISCONDUCT.

     Except as otherwise provided in agreements covering Awards hereunder, a participant shall forfeit all rights in his or her outstanding awards under the Plan, and all such outstanding awards shall automatically terminate and lapse, if the Committee determines that such participant has engaged in "Misconduct" as defined below. The Committee may in its sole discretion require the participant to pay to the Company any and all gains realized from any awards granted hereunder that were exercised, vested or paid out within the twelve month period immediately preceding a date on which the participant engaged in such Misconduct, as determined by the Committee.

     "Misconduct" means any of the following, as determined by the Committee in good faith: (i) violation of any agreement between the Company and the participant, including but not limited to a violation relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensors or contractors, or the performance of competitive services, (ii) violation of any duty to the Company, including but not limited to violation of the Company's Code of Conduct; (iii) making, or causing or attempting to cause any other person to make, any statement (whether written, oral or electronic), or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company, unless required by law or pursuant to a Company policy; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; (v) unlawful trading in the securities of PBG or of another company based on information gained as a result of that participant's employment or other relationship with the Company, (vi) engaging in any act which is considered to be contrary to the best interests of the Company, including but not limited to recruiting or soliciting employees of the Company or (vii) commission of a felony or other serious crime or engaging in any activity which constitutes gross misconduct.

     This section shall also apply in the case of a former Company employee (including, without limitation, a retired or disabled employee) who commits Misconduct after his or her employment with the Company terminated.

9. CHANGE IN CONTROL.

     Upon a "Change in Control" (as defined in subsection (f) below), the following shall occur, unless otherwise provided by the Committee:

     (a) Options. Effective on the date of such Change in Control, all outstanding and unvested stock options granted under the Plan shall immediately vest and become exercisable, and all stock options then outstanding under the Plan shall remain outstanding in accordance with their terms. Notwithstanding anything to the contrary in this Plan, in the event that any stock option granted under the Plan becomes unexercisable during its term on or after a Change in Control because:
         (i) the individual who holds such stock option is involuntarily terminated (other than for cause), or such individual terminates for "Good Reason" as defined in the agreement governing the stock option award, within two years after the Change in Control; (ii) such stock option is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such stock option shall immediately be entitled to receive a lump sum cash payment equal to (A) the gain on such stock option or (B) only if greater than the gain and only with respect to non-qualified stock options the Black-Scholes value of such stock option (as determined by a nationally recognized independent investment banker chosen by PBG), in either case calculated on the date such stock option becomes unexercisable. For purposes of the preceding sentence, the gain on a stock option shall be calculated as the difference between the Fair Market Value per share of Common Stock as of the date such stock option becomes unexercisable, less the Exercise Price of the stock option; provided, however, if the shares of Common Stock are not traded on a national exchange on such date, the Fair Market Value on the immediately preceding day on which the shares were traded shall be used.

     (b) Stock Appreciation Rights. Effective on the date of such Change in Control, all outstanding and unvested SARs granted under the Plan shall immediately vest and become exercisable, and all SARs then outstanding under the Plan shall remain outstanding in accordance with their terms. In the event that any SAR granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such SAR is involuntarily terminated (other than for cause), or such individual terminates for "Good Reason" as defined in the agreement governing the SAR award, within two years after the Change in Control; (ii) such SAR is terminated or adversely modified; or (iii) Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such SAR shall immediately be entitled to receive a lump sum cash payment equal to the gain on such SAR. For purposes of the preceding sentence, the gain on an SAR shall be calculated as the difference between the Fair Market Value per share of Common Stock as of the date such SAR becomes unexercisable and the purchase price per share of Common Stock covered by the SAR; provided, however, if the shares of Common Stock are not traded on a national exchange on such date, the Fair Market Value on the immediately preceding day on which the shares were traded shall be used.

     (c) Restricted Shares/Restricted Share Units. Upon a Change of Control all restricted shares and restricted share units shall immediately vest. Immediately upon such vesting, certificates for all such vested restricted shares shall be distributed to the participants, and the cash or shares payable upon vesting of the restricted stock units shall be paid to the participants.

     (d) Performance Awards. Each performance award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such performance award shall be entitled to a lump sum cash payment equal to the amount of such performance award payable at the end of the performance period as if 100% of the performance goals have been achieved.

     (e) Time of Payment. Any amount required to be paid pursuant to this Section shall be paid within 20 days after the date such amount becomes payable.

     (f)Definition of Change in Control. A "Change in Control" means the occurrence of any of the following events: (i) any individual, corporation, partnership, group, association or other entity, other than PepsiCo, Inc. ("PepsiCo") or an entity approved by PepsiCo, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of 50% or more of the combined voting power of PBG's outstanding securities ordinarily having the right to vote at elections of directors; (ii) during any consecutive two-year period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (provided that any new Board member who was approved by a majority of directors who began the two-year period or who was approved by PepsiCo shall be considered a director who began the two-year period); (iii) the approval by the shareholders of PBG of a plan or agreement providing for a merger or consolidation of PBG with another company, other than with PepsiCo or an entity approved by PepsiCo, and PBG is not the surviving company (unless the shareholders of PBG prior to the merger or consolidation continue to have 50% or more of the combined voting power of the surviving company's outstanding securities); (iv) the sale, exchange or other disposition of all or substantially all of PBG's assets, other than to PepsiCo or an entity approved by PepsiCo; or (v) any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PBG and which results in the occurrence of one or more of the events set forth in clauses (i) through (iv) of this paragraph.

         In addition, a "Change in Control" means the occurrence of any of the following events with respect to PepsiCo: (i) acquisition of 20% or more of the outstanding voting securities of PepsiCo by another entity or group; excluding, however, any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo; (ii) during any consecutive two-year period, persons who constitute the Board of Directors of PepsiCo (the "PepsiCo Board") at the beginning of the period cease to constitute at least 50% of the PepsiCo Board (provided that any new PepsiCo Board member who was approved by a majority of directors who began the two-year period shall be considered a director who began the two-year period); (iii) PepsiCo shareholders approve, and there is completed, a merger or consolidation of PepsiCo with another company, and PepsiCo is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of PepsiCo; (iv) PepsiCo shareholders approve a plan of complete liquidation of PepsiCo or the sale or disposition of all or substantially all of PepsiCo's assets; or
         (v) any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, and which results in the occurrence of one or more of the events set forth in clauses (i) through (iv) of this paragraph.

10.  MISCELLANEOUS PROVISIONS.

(a) Rights as Shareholder. Except as otherwise provided herein, a participant in the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of Common Stock are issued to such participant or registered in the name of the participant on the Company's records.

(b) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award granted under the Plan or any rights or interests therein (other than an award of shares that is not subject to any restrictions) shall be assignable or transferable by a participant, except by will or the laws of descent and distribution.

(c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan), as the Committee shall approve.

(d) Requirements for Transfer. The Committee shall have no obligation to issue or transfer a share of Common Stock under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or PBG shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Withholding Taxes. PBG shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards, and with respect to awards paid or satisfied in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligations of PBG to make delivery of awards in cash or shares of Common Stock shall be subject to currency or other restrictions imposed by any government. With respect to withholding required upon the exercise of stock options or SARs, upon the lapse of restrictions on restricted shares or upon any other taxable event arising as a result of awards granted hereunder, unless other arrangements are made with the consent of the Committee, participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction unless a fractional share is payable in which case, such minimum amount plus the next highest share will be withheld. The Committee may permit a participant to surrender or direct the withholding of other shares of Common Stock to satisfy tax obligations but only if and to the extent that no additional accounting expense would result to the Company under then applicable accounting rules.

    If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to the exercise of an incentive stock option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such shares to the participant pursuant to such exercise, the participant shall, within ten (10) days of such disposition, notify PBG thereof, by delivery of written notice to PBG at its principal executive office, and immediately deliver to PBG (or allow to be withheld from other compensation) any taxes required to be withheld.

(f) No Implied Rights to Awards. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

(g) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

(h) Beneficiary Designation. To the extent allowed by the Committee, each participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the participant's estate.

(i) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PBG and not charged to any award or to any employee receiving an award.

(j) Funding of Plan. PBG shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

(k) Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.  EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

(a) Effective Date. The Plan shall become effective on its approval by PBG's shareholders.

(b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards theretofore granted under the Plan without the consent of the affected participant.

     In addition, amendments to the Plan and any transaction that would constitute a "repricing" shall be subject to shareholder approval to the extent required under Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or Section 162(m) or 422 of the Code (or any successor provision or provisions).

     The Committee may, at any time, amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan; provided, however, that except as provided in Section 4(d) with respect to the Company's Buy-Out right, if such amendment is materially adverse to the participant, the amendment shall not be effective unless and until the participant consents, in writing, to such amendment.

     Notwithstanding the preceding provisions of this subsection (b), following a Change in Control (as defined in Section 9), the Committee may not amend the Plan or outstanding agreements evidencing awards under the Plan in a way that would be adverse to a participant, even if the amendment would not be materially adverse, without the written consent of the participant.

(c) Termination. No awards shall be made under the Plan on or after the tenth anniversary of the date on which PBG's shareholders approve the Plan. Determination of the award actually earned and payout or settlement of the award may occur later, and as to any outstanding award, the Plan's terms shall remain in effect (including authority under Section 11(b) relating to the Committee's authority to modify outstanding awards).

                         THE PEPSI BOTTLING GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 26, 2004

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE PEPSI BOTTLING GROUP, INC.'S BOARD OF DIRECTORS

      The undersigned hereby appoints John T. Cahill, Pamela C. McGuire, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of The Pepsi Bottling Group, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of The Pepsi Bottling Group, Inc., in Somers, New York, on Wednesday, May 26, 2004 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on other side)

                                             THE PEPSI BOTTLING GROUP, INC.
                                             P.O. BOX 11425
                                             NEW YORK, N.Y. 10203-0425

                                   [PBG LOGO]
                         The Pepsi Bottling Group, Inc.

                                 March 29, 2004

                       Your proxy card is attached below.

             Please read the enclosed Proxy Statement, then vote and
                  return the card at your earliest convenience.

                            * FOLD AND DETACH HERE *
 ------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2 AND 3.

Vote on Directors

1.    Election of Directors: Nominees Linda G. Alvarado, Barry H. Beracha, John
      T. Cahill, Ira D. Hall, Thomas H. Kean, Susan D. Kronick, Blythe J. McGarvie, Margaret D. Moore, Rogelio Rebolledo and Clay G. Small

         FOR all nominees [ ]   WITHHOLD AUTHORITY [ ]   EXCEPTIONS [ ]
                                to vote for all
                                nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions
            -------------------------------------------------------------------

Vote on Proposal

2. Approval of the PBG 2004 Long-Term Incentive Plan

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


3. Ratification of Independent Auditors

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

IF OTHER MATTERS ARE PROPERLY PRESENTED, THE PERSONS NAMED AS PROXIES WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT WITH RESPECT TO THOSE MATTERS.

      Change of Address and/       I PLAN TO ATTEND ANNUAL MEETING. If you
      or Comments Mark Here [ ]    check this box to the right an admission
                                   card will be sent to you. [ ]

Receipt is hereby acknowledged of The Pepsi Bottling Group, Inc. Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

                                        Dated:                              2004
                                              ----------------------------,

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature

      (Please sign, date and return this      Votes MUST be indicated
      proxy card in the enclosed envelope.)   in black or blue  ink. [x]

------------------------------------------------------------------------------
                               Please Detach Here
               * You Must Detach This Portion of the Proxy Card *
                  Before Returning it in the Enclosed Envelope

                  Directions to The Pepsi Bottling Group, Inc.
                                Somers, New York

                                ----------------
                                      MAPS
                                ----------------


                                DIRECTIONS BY CAR

The Pepsi Bottling Group's Headquarters is located at the Intersection of Rt. 35 and Rt. 100 in Somers, New York. The headquarters has two entrances, one on Rt. 35 approximately 500 yards East of the intersection of Rt. 35 and Rt. 100 and the second on Rt. 100 approximately 100 yards North of the Intersection of Rt. 35 and Rt. 100.

                                  FROM I-684

If you are using I-684 (either North or South) take exit #6 (Katonah-Cross River, Rt. 35) Take Rt. 35 West for approximately two miles. Entrance is on Rt. 35 approximately 500 yards East of the intersection of Rt. 35 and Rt. 100.

                           FROM MANHATTAN - WEST SIDE

West Side Highway/Henry Hudson Parkway to Saw Mill River Parkway. Saw Mill River Parkway merges with I-684 at exit #6. Take exit #6 and follow directions above.

                           FROM MANHATTAN - EAST SIDE

FDR Drive to I-87 Major Deegan North to Saw Mill River Parkway and follow directions above.

                             FROM BRONX - EAST SIDE

Hutchinson River Parkway North to I-684 (Brewster) North and follow directions above.

                        FROM BROOKLYN AND J.F.K. AIRPORT

Van Wyck Expressway (676) to the Bronx Whitestone Bridge to Hutchinson River Parkway North, Take I-684 (Brewster) North and follow directions above.

                             FROM LAGUARDIA AIRPORT

Grand Central Parkway East. Exit Whitestone Expressway. Cross the Whitestone Bridge North to Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                           FROM LONG ISLAND AND QUEENS

Long Island Expressway or the Grand Central Parkway to the Cross Island Parkway. Cross Island Parkway West to the Throgs Neck Bridge. Cross the Bridge North and travel North on New England Thruway (Route 95) to Cross Westchester (I-287) to (I-684) North and follow directions above.

                   FROM WEST OF HUDSON RIVER-TAPPAN ZEE BRIDGE

Cross Tappan Zee Bridge South. Follow Cross Westchester (I-287) to I-684 (Brewster) North and follow directions above.

                        FROM CONNECTICUT-MERRITT PARKWAY

Take the Merritt Parkway South, which becomes the Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                               NEW ENGLAND THRUWAY

Follow the New England Thruway to Exit for Cross Westchester Expressway Westbound to Exit 9 North, Hutchinson River Parkway to I-684 (Brewster) North and follow directions above.

                            FROM CONNECTICUT - RT. 35

Heading West on Rt. 35 from the Connecticut/New York line (Ridgefield, CT.), proceed on Rt. 35 past the intersection of I-684 and follow directions above.